UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

EMCOR GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials

EMCOR GROUP, INC.
301 Merritt Seven
Norwalk, Connecticut 06851
NOTICE OF ANNUAL MEETING
To the Stockholders of EMCOR Group, Inc.:
The Annual Meeting of Stockholders of EMCOR Group, Inc. will be held at 301 Merritt Seven, Norwalk, Connecticut on June 4, 2026 at 10:00 A.M. (local time) for the following purposes:
1.	To elect the nine directors identified in this Proxy Statement to serve until the next Annual Meeting and until their successors are duly elected and qualified.
2.	To consider a non-binding advisory resolution approving named executive officer compensation.
3.	To ratify the appointment of Ernst & Young LLP as our independent auditors for 2026.
4.	To transact such other business as may properly come before the meeting or any adjournment thereof.
The Board of Directors has fixed the close of business on April 7, 2026 as the record date for determination of stockholders entitled to receive notice of, and to vote at (in person, by remote communication or by legally-appointed proxy), our Annual Meeting and any adjournment thereof.
Your attention is respectfully directed to the accompanying Proxy Statement.

By Order of the Board of Directors

Maxine L. Mauricio Corporate Secretary
Norwalk, Connecticut

April 21, 2026

EMCOR GROUP, INC.
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING OF STOCKHOLDERS
What is the purpose of this Proxy Statement?
The EMCOR Board of Directors is soliciting proxies from holders of our Common Stock to vote on the matters to be considered at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 301 Merritt Seven, Norwalk, Connecticut on Thursday, June 4, 2026 at 10:00 A.M. (local time).
What is the Notice of Internet Availability of Proxy Materials?
We have elected to provide access to our proxy materials on the Internet, consistent with the rules of the Securities and Exchange Commission. Accordingly, we are mailing a Notice of Internet Availability of Proxy Materials to our stockholders of record as of April 7, 2026. You can access our proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or you may request printed versions of our proxy materials for the Annual Meeting. Instructions on how to access our proxy materials on the Internet or to request printed versions are provided in the Notice of Internet Availability of Proxy Materials. In addition, you may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.
The Notice of Internet Availability of Proxy Materials is a document that:
•	Indicates that our Notice of 2026 Annual Meeting of Stockholders and Proxy Statement and our 2025 Annual Report are available at www.proxyvote.com;
•	Provides instructions on how holders of our Common Stock may vote their shares; and
•	Indicates how holders of our Common Stock may request printed copies of these materials, including the proxy card or a voting instruction form.
We will begin distributing the Notice of Internet Availability of Proxy Materials on or about April 21, 2026.
For those stockholders who have requested printed copies, we will first send or deliver copies of the proxy materials for our Annual Meeting and our 2025 Annual Report on or about April 21, 2026.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting to be Held on June 4, 2026
We have sent or are sending the Notice of Internet Availability of Proxy Materials, which indicates that this Notice of 2026 Annual Meeting of Stockholders and Proxy Statement and our 2025 Annual Report will be made available at www.proxyvote.com. If you wish to receive paper or e-mail copies of any of these materials, please follow the instructions on your Notice of Internet Availability of Proxy Materials and/or www.proxyvote.com. These materials are also available on our website at www.emcorgroup.com/proxyannualreport.

What items of business will be voted on at the Annual Meeting?
At the Annual Meeting, we will:
1.	Vote for the election of the 9 director nominees identified in this Proxy Statement;
2.
Consider a non-binding advisory resolution approving named executive officer compensation, as described in the “Compensation Discussion and Analysis,” executive compensation tables, and accompanying narrative disclosures of this Proxy Statement; and

3.	Consider the ratification of the appointment of Ernst & Young LLP to serve as our independent auditors for 2026.
Who is entitled to vote at the Annual Meeting?
Holders of our Common Stock as of the record date of April 7, 2026 are entitled to notice of, and to vote at (in person, by remote communication or by legally-appointed proxy), the Annual Meeting and any postponement or adjournment of the Annual Meeting. For ten days before the Annual Meeting, a list of stockholders entitled to vote will be available for inspection at our offices located at 301 Merritt Seven, 6th Floor, Norwalk, Connecticut during ordinary business hours.
How does the Board of Directors recommend holders of Common Stock vote on the business of the Annual Meeting?
The Board of Directors recommends stockholders vote their shares:
1.	“FOR” the election of each of the 9 director nominees identified in this Proxy Statement;
2.	“FOR” the adoption of the advisory resolution approving named executive officer compensation; and
3.	“FOR” the ratification of the appointment of Ernst & Young LLP to serve as our independent auditors for 2026.
How many shares can vote at the Annual Meeting?
At the close of business on April 7, 2026, we had 44,440,278 shares of Common Stock outstanding, and each of those shares is entitled to one vote.
How many shares must be present or represented at the Annual Meeting to conduct business?
Under our Second Amended and Restated By-Laws, which we refer to as our “By-Laws,” the holders of a majority of our shares of Common Stock outstanding on the record date, present in person, by remote communication or by proxy at the Annual Meeting, constitute a quorum to conduct business at the Annual Meeting. Abstentions and broker non-votes will be treated as present for purposes of determining a quorum.
What vote is required to approve each of the items of business?
With respect to item 1, a majority of the votes cast is required for the election of directors in an uncontested election (which is the case for the election of directors at the Annual Meeting). A majority of the votes cast means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” with respect to that nominee for such nominee to be elected. Our Corporate Governance Guidelines contain details and procedures to be followed in the event one or more director nominees do not receive a majority of the votes cast at the Annual Meeting. An abstention on item 1 will have no effect on the voting results for item 1.
Because we are asking in item 2 above for a non-binding, advisory vote approving our named executive officer compensation, there is no “required vote” that would constitute approval. We value the opinions expressed by our stockholders on this advisory vote and our Board of Directors’ Compensation and Personnel Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the non-binding advisory vote when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions will not have any effect on the results of those deliberations.
The affirmative vote of a majority of the votes cast at the Annual Meeting or represented by proxy at the Annual Meeting is required to approve item 3 above, and any other matter that may properly come before the meeting. An abstention on item 3 will have no effect on the voting results for item 3.

The Board recommends a vote “FOR” election of each of the director nominees listed in this Proxy Statement, “FOR” approval of the compensation of our named executive officers, and “FOR” ratification of Ernst & Young LLP as our independent auditors for 2026.
What effect do broker non-votes have on the items of business?
Broker non-votes may occur because certain beneficial holders of our Common Stock hold their shares in “street name” through a broker or other nominee that is a member of the New York Stock Exchange. Under the rules of the New York Stock Exchange, we believe the only item of business to be acted upon at our Annual Meeting with respect to which such broker or nominee will be permitted to exercise voting discretion is item 3, the ratification of the appointment of Ernst & Young LLP to serve as our independent auditors for 2026. Therefore, if a beneficial holder of our Common Stock does not give the broker or nominee specific voting instructions on items 1 or 2, such holder’s shares will not be voted on that item and a broker non-vote will occur. Broker non-votes will have no effect on the voting results for such items of business.
How can I vote my shares at the Annual Meeting?
Voting by Proxy
Holders of our Common Stock may submit a proxy by:
•	following the instructions on the Notice of Internet Availability of Proxy Materials to vote by telephone or the Internet; or
•	completing, signing, dating and returning the proxy card or voting instruction form by mail or verifiable electronic transmission.
Anthony J. Guzzi, Maxine L. Mauricio and Jason R. Nalbandian (the “proxy holders”) have been designated by our Board of Directors to vote the shares represented by proxy at the Annual Meeting. Mr. Guzzi, Ms. Mauricio and Mr. Nalbandian are executive officers of the Company, and Mr. Guzzi is also a director nominee.
•	The proxy holders will vote the shares represented by your valid and timely received proxy in accordance with your instructions.
•
If you do not specify instructions on your signed proxy when you submit it, the proxy holders will vote the shares represented by the proxy in accordance with the recommendations of our Board of Directors on each item of business identified on page 2.

•	If any other matter properly comes before the Annual Meeting, the proxy holders will vote the shares represented by proxy on that matter in their discretion.
If your shares are held in a brokerage account in your broker’s name or in the name of a bank or other nominee (this is called “street name”), please follow the voting instructions provided by your bank, broker or other nominee. In most cases, you may submit voting instructions by telephone or by Internet to your bank, broker or other nominee, or you can sign, date and return a voting instruction form to your bank, broker or other nominee. If you provide specific voting instructions by telephone, by Internet or by mail, your bank, broker or other nominee must vote your shares as you have directed. If you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee and be prepared to present photo identification to be admitted to the Annual Meeting.
Voting other than by Proxy
While we encourage voting in advance by proxy, record holders of our Common Stock also have the option of voting their shares in person at the Annual Meeting.
How do I attend the Annual Meeting in person? What do I need to bring?
You are entitled to attend the Annual Meeting or any adjournment or postponement of the meeting only if you were a holder of our Common Stock as of the record date of April 7, 2026 or are the legal proxy holder or qualified representative of a stockholder who held our Common Stock as of the record date. Please be prepared to present photo identification to be admitted to the Annual Meeting. If you are attending the Annual Meeting in person as a proxy or qualified representative of a stockholder, you will need to bring your legal proxy or authorization letter, in addition to photo identification.

If you are not feeling well, you should not attend the Annual Meeting in person. Note that, for health and safety reasons, no food or drinks will be served at the Annual Meeting.
Can I change my vote or revoke my proxy after I return my proxy card?
You may change your vote or revoke your proxy before the proxy is voted in person at the Annual Meeting by:
•	sending written notice to Corporate Secretary, EMCOR Group, Inc., 301 Merritt Seven, 6th Floor, Norwalk, CT 06851;
•	timely delivery of a valid later-dated proxy or a later-dated vote by telephone or on the Internet; or
•	if you are a record holder, attending the Annual Meeting in person and voting again.
If you hold your shares in street name, you may submit new voting instructions by contacting your broker or other holder of record.
Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted upon at the Annual Meeting?
No. Delaware law does not provide shareholders any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.
Who will count the votes?
We have retained Broadridge Financial Solutions, Inc. for the receipt, validation and tabulation of the votes at the Annual Meeting.
Where can I find the voting results of the Annual Meeting?
We will publish the results of the voting in a Current Report on Form 8-K within four business days of the Annual Meeting.
What is Householding?
Stockholders of record who have the same last name and address and who request paper copies of the proxy materials will receive only one copy unless one or more of them notifies us that they wish to receive individual copies. We agree to deliver promptly, upon written or oral request, a set of proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. Stockholders will continue to receive separate proxy cards. If you prefer to receive separate copies of the proxy materials, or if you are receiving multiple copies and would like to receive only one copy for your household, contact Broadridge Financial Solutions, Inc. at 866-540-7095 or in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
COMPANY INFORMATION AND MAILING ADDRESS
We are a Delaware corporation. Our mailing address is EMCOR Group, Inc., 301 Merritt Seven, 6th Floor, Norwalk, CT, 06851, and our telephone number is (203) 849-7800. Our website address is www.emcorgroup.com. References in this Proxy Statement to “EMCOR,” “Company,” “we,” “us” and “our” refer to EMCOR Group, Inc. and our consolidated subsidiaries, unless the context requires otherwise. Information on our website is not intended to be incorporated into this Proxy Statement.

CORPORATE GOVERNANCE
We have a long history of good corporate governance practices that has greatly aided our long-term success. Our Board of Directors, which we sometimes refer to as our “Board,” and our management have recognized for many years the need for sound corporate governance practices in fulfilling their respective duties and responsibilities to our stockholders. Our Board and management have taken numerous steps to enhance our policies and procedures to comply with the corporate governance listing standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission.
Proxy Access. Our By-Laws contain a “proxy access” provision that provides for inclusion in the Company’s proxy materials of director candidates if such candidates are nominated by stockholders owning at least 3% of our outstanding Common Stock continuously for at least three years. The number of such director candidates may not exceed 25% of the number of directors serving on the Board but shall not be less than two. The number of stockholders who may aggregate holdings to reach the 3% threshold is capped at 25. Nominations are subject to certain eligibility, procedural, and disclosure requirements, including the requirement that the Company receive notice no earlier than 150 calendar days, and no later than 120 calendar days, prior to the anniversary of the issuance of the prior year’s proxy materials.
Shareholder Engagement. We continue to engage with our stockholders regarding proxy access and other corporate governance matters. Each year, we reach out to our top 30 stockholders in order to solicit feedback and recommendations on our corporate governance practices and other topics.
Corporate Governance Guidelines. Our Corporate Governance Guidelines provide the framework for our governance. The Nominating and Corporate Governance Committee of our Board, which we refer to as the “Corporate Governance Committee,” regularly reviews corporate governance developments and makes recommendations to our Board with respect to modifications to our Corporate Governance Guidelines.
Our Corporate Governance Guidelines and By-Laws address majority voting in uncontested director elections, Board leadership (including the respective roles and responsibilities of the Board Chairman and Lead Director), a mandatory retirement age and term limits for directors, stock ownership guidelines and hedging and pledging prohibitions for our directors and named executive officers, and, with respect to our named executive officers, an incentive compensation recoupment policy, in each case as further described below:
•
Majority Voting. Under our By-Laws, a majority of the votes cast is required for the election of directors in an uncontested election (which is the case for the election of directors at the Annual Meeting). A majority of the votes cast means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” that nominee for such nominee to be elected. Each director nominee is required to deliver to the Company an irrevocable contingent resignation in advance of the distribution of the proxy materials for an annual meeting at which the director is expected to be nominated for election. If a director nominee does not receive a majority of the votes cast in an uncontested election, our Corporate Governance Committee is to recommend whether to accept or reject that director’s resignation and/or whether to take other action. The Board is, within 90 days of the certification of the election results and after consideration of the Corporate Governance Committee’s recommendation, to make a determination whether to accept the resignation and/or take such other action as the Board determines appropriate. The Corporate Governance Committee, in making its recommendation, and the Board, in making its determination, are to evaluate the best interests of the Company and its stockholders and may consider any factors or other information they deem relevant.

•
Independent Lead Director. Our Corporate Governance Guidelines require that, if the Board determines that the best interests of stockholders are best served by electing a Chairperson that is not independent under the criteria of the listing standards of the New York Stock Exchange, an independent Lead Director be elected by majority vote of the independent directors. The Board evaluates the leadership structure of the Board, including whether to elect an independent Chairperson and/or appoint an independent Lead Director, on an annual basis. A Lead Director may also be appointed in other instances if the Board so determines, even if the Chairperson is also independent. Our current Chairman of the Board, Mr. Anthony J. Guzzi, is not an independent director and, accordingly, Mr. M. Kevin McEvoy, one of our independent directors, is our Lead Director. The Lead Director presides at meetings at which the Chairperson is not present, including executive sessions; participates in the formation of, and approves, the agenda for each Board meeting, whether or not the Chairperson is present; calls meetings of the independent directors; serves as a liaison between the Chairperson and the independent directors; ensures that he or she is available for consultation and direct communication with stockholders and other key constituents; guides the annual performance review and succession planning for the Chief Executive Officer; partners with the

Corporate Governance Committee to conduct the Board’s annual self-evaluation; and performs such other duties as the Board may from time to time delegate.
•
Director Retirement Policy. A director may not be nominated for re-election if the director has or will have reached age 76 when he or she would otherwise stand for election. This policy may be waived by the Board.

•
Director Term Limit Policy. A non-management director may not be nominated for re-election if the director has or will have served for 20 years or more when he or she would otherwise stand for election. This policy may be waived by the Board.

•
Stock Ownership Guidelines. In an effort to further align the interests of our non-employee directors and named executive officers with our stockholders, our stock ownership guidelines require directors and our named executive officers to own and retain a significant financial stake in our Common Stock. Such guidelines set stock ownership targets expressed as the value of the shares of the Common Stock held by a director or named executive officer that is equivalent to three times the director annual cash retainer in effect as of October 22, 2012 (the “Effective Date”) for non-employee directors, five times the annual base salary rate as of the Effective Date for our Chief Executive Officer, and three times the annual base salary rate as of the Effective Date for each other named executive officer. A non-employee director who is first elected to the Board after the Effective Date is expected to own within five years of his/her election shares equivalent in market value to three times the director’s annual cash retainer in effect on the date of such director’s initial election to the Board. An individual who is first elected Chief Executive Officer of the Company or a named executive officer of the Company is expected to own, within five years of such officer’s initial election as such, shares equivalent in market value to five times or three times, respectively, of such officer’s annual base salary, in each case, as in effect on the date of such officer’s initial election to such position. Shares of Common Stock held by a director or named executive officer, as applicable, are valued based upon the greater of the value of a share of Common Stock on (a) the applicable measurement date, or (b) the date of the grant of such shares of Common Stock. Shares owned separately by the individual, owned jointly or separately with an immediate family member residing in the same household, held in trust for such officer or director, or for members of such officer’s or director’s immediate family, and restricted stock and restricted stock units, are counted for purposes of determining compliance with the stock ownership guidelines. Currently, all directors and executive officers are in compliance with such guidelines.

•
No Hedging and No Pledging Policy. We prohibit our directors and named executive officers from participating in any hedging or monetization transactions involving Company securities. The policy also prohibits directors and named executive officers from holding any Company securities in a margin account and from pledging their Company securities as collateral for a loan.

•
Executive Compensation Recoupment Policy. We have an Executive Compensation Recoupment Policy to comply with the requirements of Rule 10D-1 under the Exchange Act and Section 303A.14 of the New York Stock Exchange listing standards. Our Executive Compensation Recoupment Policy provides that if the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, then the Board will seek the recovery from covered executive officers of incentive-based compensation that was granted, paid, earned or became vested based wholly or in part upon the attainment of a financial reporting measure during the three completed fiscal years immediately preceding the date of such accounting restatement to the extent that such incentive-based compensation would have been lower had the financial reporting measure been based upon the restated financial results.

•
Stockholder Right to Call Special Meetings. Our By-Laws require that the Board convene a special meeting at the request of stockholders owning at least 25% of our outstanding Common Stock. This stockholder right does not contain any material restrictions. This threshold carefully balances stockholder empowerment and protection. The Board believes that, given the stock ownership concentration of our outstanding Common Stock, 25% is the appropriate threshold.

Independence of Directors. To assist our Board in determining the independence of each director, our Board has adopted categorical Standards for Determining Director Independence, a copy of which is attached to this Proxy Statement as Exhibit A and available on our website at www.emcorgroup.com. To be considered independent, our Board must affirmatively determine that the director has no material relationship with us. Our Board has determined that nine of our ten current directors are independent, including all members of the Audit Committee of our Board, which we refer to as the “Audit Committee,” the Compensation and Personnel Committee of our Board, which we refer to as the “Compensation Committee,” and the Corporate Governance Committee, as the term “independent” is defined by the listing standards of the New York Stock Exchange and all applicable rules and regulations of the Securities and Exchange Commission. Our nine independent directors are: John W. Altmeyer, Amy E. Dahl, Ronald L. Johnson, Carol P. Lowe, M. Kevin McEvoy, William P. Reid, Pat Roche, Steven B. Schwarzwaelder, and Robin Walker-Lee. Anthony J. Guzzi, our Chairman, President and Chief Executive Officer, is not independent.
Executive Sessions of the Board. At regularly scheduled meetings of the Board, our independent directors meet without any management representatives present and with Mr. McEvoy, our independent Lead Director, presiding as Chairman.
Board Leadership Structure. Our Chairman of the Board is Mr. Anthony J. Guzzi. Mr. Guzzi was first elected to the Board on December 15, 2009 and was elected as the Chairman of the Board on June 1, 2018. He presides at meetings of the Board and at annual meetings of stockholders and sets the agenda for our Board meetings in collaboration with, and subject to the approval of, our independent Lead Director.
Board Committee Charters. Our Board has adopted written charters for its Audit Committee, Compensation Committee, and Corporate Governance Committee. At least annually, each committee reviews its charter and recommends any proposed changes to the Board for approval. A copy of each committee charter is available on our website at www.emcorgroup.com.
Annual Board Assessments and Succession Planning. The Board conducts a self-assessment of its performance and effectiveness as well as that of its committees on an annual basis. For 2025, each director completed a written questionnaire which solicited open-ended and candid feedback on an anonymous basis. The collective ratings and comments were compiled, summarized and presented to the Board and its committees. During this evaluation process, the Board also conducts succession planning with respect to its own composition and that of its committees.
Management Succession Planning. Management conducts regular succession planning reviews with the Board of Directors. During these reviews, our Chief Executive Officer and the Board discuss succession plans for key positions and identify top talent for development in future leadership roles. The Board is actively engaged in this process and regularly evaluates our succession strategy and leadership pipeline for key roles. High potential leaders are given exposure and visibility to the Board when they are invited to lead Board presentations and attend informal Board events.
Standards of Conduct. Our Code of Business Conduct and Ethics applies to all of our directors, officers and employees and those of our subsidiaries. In addition, our Board has adopted a separate Code of Ethics for our Chief Executive Officer and Senior Financial Officers which imposes additional ethical obligations upon them.
Political Activities and Contributions. We do not use corporate funds for lobbying activities. Our Code of Business Conduct and Ethics prohibits direct or indirect contributions, loans, gifts or services to any political candidate, campaign, committee, political party or political action committee, without exception. The Code of Business Conduct and Ethics also prohibits political contributions by employees that are made on our behalf, reimbursed by the Company or charged to customers. Our General Counsel oversees compliance with these policies, in coordination with our Corporate Governance Committee.
Stockholder Communications. Stockholders and other interested persons may communicate with our Board as a whole, or with one or more members of our Board (including all independent directors) individually or as a group, by writing to them c/o EMCOR Group, Inc., 301 Merritt Seven, 6th Floor, Norwalk, Connecticut 06851, Attention: Corporate Secretary. Such communications will be forwarded to the individuals addressed. However, the Corporate Secretary will not forward communications to the Board that advocate illegal activity, are offensive or lewd, have no relevance to the business or operations of the Company, or constitute mass mailings, solicitations or advertisements. The Corporate Secretary will determine when a communication is not to be forwarded.
Policies and Procedures for Related Party Transactions. Under our written policy regarding transactions with related parties, which policy is contained in our Corporate Governance Guidelines, we generally require that any transaction involving $120,000 or more (a “Related Party Transaction”) be approved in advance by the Corporate Governance Committee if we are, or one of our subsidiaries is, a participant in the transaction and if any of the following persons has a direct or indirect material interest in the transaction:
•	an executive officer;
•	a director or director nominee;

•	a beneficial holder of 5% or more of our Common Stock, which we refer to as a “Significant Holder;”
•	an immediate family member of an executive officer, director, director nominee or Significant Holder; or
•	an entity which is directly or indirectly owned or controlled by one of the above persons or in which one of the above persons has a direct or indirect substantial ownership interest.
We refer to each of the foregoing as a “Related Party.”
A member of the Board who or whose immediate family member has an interest in a Related Party Transaction may not participate in the Corporate Governance Committee’s approval process. The Related Party must disclose any such proposed transaction, and all material facts relating to the transaction, to Ms. Walker-Lee, the Chairperson of our Corporate Governance Committee, and our General Counsel, who is to communicate such information to our Board for its consideration. No such transaction is to be approved if the Corporate Governance Committee determines that the transaction is inconsistent with our interests and the interests of our stockholders.
In order to ensure that material relationships and Related Party transactions have been identified, reviewed and disclosed in accordance with applicable policies and procedures, each director and executive officer also completes a questionnaire at the end of each fiscal year that requests confirmation that there are no material relationships or Related Party Transactions between such individual (or members of such individual’s immediate family) and the Company other than those previously disclosed to the Company.
Insider Trading Policies and Procedures. We maintain an insider trading policy governing the purchase, sale and other dispositions of our securities by our executive officers, directors, employees and consultants, including their respective immediate family members and the Company. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as the NYSE listing standards applicable to us. A copy of the insider trading policy was included as an exhibit to our Form 10-K for the year ended December 31, 2024.
Sustainability. We have adopted governance and oversight policies, and undertaken specific initiatives, to seek to ensure that our business is conducted in compliance with applicable environmental laws and regulatory requirements. We are also focused on structuring our governance and risk-management strategies to evaluate and address climate-related risks and opportunities.
While the impact of warming average temperatures on our business is difficult to predict or measure, we believe that our business will be able to serve our customers as they seek to reduce energy consumption and create a safer and more comfortable environment at their facilities through the construction, installation, retrofit and maintenance of heating, air conditioning and fire protection systems. In addition, our work in the areas of alternative energy sources and energy infrastructure, as well as the work we do to construct electric vehicle (“EV”) charging stations, EV manufacturing plants and EV battery production facilities, will further provide opportunities for us.
Certain of the risks the Company may face due to climate change are described within “Item 1A - Risk Factors - Climate Change Related Risk Factors” beginning on page 17 of our Form 10-K for the year ended December 31, 2025.
Additional information on our corporate sustainability initiatives and our services to improve energy efficiency can be found in our Sustainability Report, which is available on our website at www.emcorgroup.com.
Board Oversight of Human Capital Management. Our Board is committed to our EMCOR Values, especially those comprising People Always. Recognizing that our people are central to this vision, the Board engages in direct oversight of the Company’s human capital management across a broad range of areas, including employee safety, training and development, and succession planning. The Board requires regular updates on the Company’s safety and training programs and initiatives at all levels and regularly evaluates our success metrics. The Compensation Committee, in close consultation with the full Board and with management, also oversees the Company’s recruiting, retention, compensation and benefits, regularly evaluating our policies and practices to advance responsible and effective management of the Company’s key resource, its human capital. Additional information on our human capital management can be found in our Sustainability Report, which is available on our website at www.emcorgroup.com, and under “Business — Human Capital” beginning on page 5 of our Form 10-K for the year ended December 31, 2025.

PERSONAL CHARACTERISTICS TABLE
The following table sets forth the personal characteristics for our directors and named executive officers. For further information on the experience and skills of each director standing for re-election, please see the Skills, Qualifications and Experience table on page 15 and “Proposal No. 1 — Election of Directors” on page 50.

Name	Title	Board Committees	Gender	Ethnicity	Other Personal Characteristics
John W. Altmeyer	Director	Compensation Chairperson	Male	White

Amy E. Dahl	Director	Audit	Female	White

Anthony J. Guzzi	Chairman, President and CEO		Male	White	Veteran

Ronald L. Johnson	Director	Governance	Male	Black and African American	Veteran

Carol P. Lowe	Director	Audit Chairperson	Female	White

M. Kevin McEvoy	Lead Director	Audit, Compensation and Governance	Male	White	Veteran

William P. Reid	Director	Audit	Male	White

Pat Roche	Director		Male	White

Steven B. Schwarzwaelder	Director	Compensation	Male	White

Robin Walker-Lee	Director	Governance Chairperson	Female	White

Maxine L. Mauricio	EVP, General Counsel, Chief Administrative Officer and Corporate Secretary	N/A	Female	Native Hawaiian and Asian American

Jason R. Nalbandian	SVP, Chief Financial Officer and Chief Accounting Officer	N/A	Male	White

Availability of Corporate Governance Materials. Our categorical Standards for Determining Director Independence, Corporate Governance Guidelines, including the policies and procedures for Related Party Transactions, Code of Business Conduct and Ethics, Code of Ethics for our Chief Executive Officer and Senior Financial Officers, and other corporate governance materials may be obtained on our website at www.emcorgroup.com or by writing to us at 301 Merritt Seven, 6th Floor, Norwalk, Connecticut 06851, Attention: Corporate Secretary.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
During 2025, our Board met seven times, and committees of our Board held an aggregate of 15 meetings. Each director attended at least 75% of the meetings of our Board and the meetings of the committees on which he or she served during 2025. As provided in our Corporate Governance Guidelines, all directors are expected to attend annual meetings of our stockholders, and all of our directors standing for re-election who were directors at the time attended the Company’s 2025 Annual Meeting of Stockholders.
Our Board has standing Audit, Compensation, and Corporate Governance Committees comprised solely of independent directors as defined in the listing standards of the New York Stock Exchange. The members and the principal responsibilities of these committees are as follows:
Audit Committee. The Audit Committee is comprised of Ms. Dahl, Ms. Lowe, Mr. McEvoy and Mr. Reid. Ms. Lowe serves as Chairperson of the Audit Committee. Among other things, it is responsible for:
•	engaging (subject to ratification by stockholders), overseeing, and discharging our independent auditors;
•	setting our independent auditors’ fees;
•	reviewing the scope and audit procedures of our independent auditors;
•	approving audit and permitted non-audit services;
•	reviewing the senior audit engagement team members;
•	reviewing our annual and quarterly financial statements;
•	receiving periodic reports from our independent auditors and management regarding the auditors’ independence;
•
meeting with our management and independent auditors on matters relating to, among other things, major issues regarding accounting principles and practices and financial statement presentation, and the adequacy of our internal controls over financial reporting;

•	reviewing our internal auditing and accounting personnel;
•	advising our Board with respect to our policies and procedures regarding compliance with applicable laws and regulations;
•
discussing with our management and independent auditors the Company’s guidelines, policies, programs and practices with respect to risk assessment and risk management, including, without limitation, cybersecurity and climate related risks, the Company’s major risk exposures, and steps management takes to monitor and control such exposures;

•	confirming, together with the Compensation Committee, that our compensation practices and programs do not encourage excessive or unnecessary risk; and
•	overseeing of our share repurchase program.
The Audit Committee met five times during 2025. Our Board has determined that each of the members of the Audit Committee is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission.
Board Risk Oversight. Our Board of Directors performs risk oversight primarily through the Audit Committee, whose principal responsibilities are set forth above. In addition, the Board has delegated to the Audit Committee responsibility for reviewing with management and our independent auditors guidelines and policies with respect to (i) risk assessment and risk management, (ii) our major risk exposures, and (iii) the steps management has taken to monitor and control such exposures. The Audit Committee receives periodic reports relating to risk assessment and risk management, including cybersecurity risks, from our senior management, including our General Counsel and Chief Information Security Officer, and our vice presidents of internal audit and risk management. A cybersecurity update is provided to the Audit Committee at least quarterly by our General Counsel and/or Chief Information Security Officer, both of whom head our Cybersecurity Executive Council, which is responsible for reviewing policies and procedures related to cybersecurity and our cybersecurity program to ensure our cybersecurity program remains effective and able to meet rapidly evolving cybersecurity threats. The Audit Committee also oversees climate-related risk management and reporting of financial and other data relating to climate impacts. The Company, through its Risk

Department and with oversight by the Audit Committee, also works with our insurance carriers to evaluate physical risks to our facilities and operations that may result from or be exacerbated by climate change, to ensure that we maintain appropriate levels of insurance coverage to minimize the potential financial impact or business disruption that may occur as a result of such risks. A more detailed discussion of the material risks to our business, financial position and results of operations, including additional detail about cybersecurity risk and climate change risk, can be found in “Item 1A — Risk Factors” beginning on page 8 of our Form 10-K for the year ended December 31, 2025.
Audit Committee members meet in executive session with representatives of our independent auditors and separately with the head of our Internal Audit Department. In addition, the Chairperson of the Audit Committee provides a report of each meeting of the Audit Committee to our Board to the extent that such Audit Committee meeting was not attended by the other directors. However, all Board members are expected to attend the financial results discussion portion of all Audit Committee meetings. Our Board of Directors also provides risk oversight through its periodic reviews of the financial and operational performance of the Company.
Compensation Committee. The Compensation Committee is comprised of Messrs. Altmeyer, McEvoy and Schwarzwaelder. Mr. Altmeyer serves as the Chairperson of the Compensation Committee. Among other things, it is responsible for:
•
overseeing the evaluation of our management and reviewing and advising our Board regarding the qualifications of individuals identified as candidates for positions as our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and General Counsel and for the position of Chief Executive Officer of each subsidiary whose proposed annual base salary is $600,000 or more;

•
reviewing and approving corporate goals and objectives relevant to compensation for our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives and, with input from our other independent directors, determining our Chief Executive Officer’s compensation based on this evaluation;

•
reviewing and approving, based on proposals made by our Chief Executive Officer, compensation for our named executive officers as well as the compensation for each of our and our subsidiaries’ other officers and employees whose proposed annual base salary is $600,000 or more and for approving, with input from our other independent directors, any employment, severance or similar contracts for our and our subsidiaries’ officers and employees whose proposed annual base salary is $600,000 or more; and

•	making recommendations to our Board with respect to incentive compensation plans for our officers and other employees and administering those plans and reviewing executive development plans.
During 2025, the Compensation Committee held six meetings.
Each year the Compensation Committee reviews the annual salaries of, and considers annual incentive awards for, our Chief Executive Officer and our other named executive officers, who are collectively referred to as our “named executive officers,” and each of whom is listed in the Summary Compensation Table for Fiscal Years 2025, 2024 and 2023 on page 28, which we refer to as the “Summary Compensation Table.” It also reviews the annual salary of each of our and our subsidiaries’ other officers and employees whose proposed annual base salary is $600,000 or more. Our Chief Executive Officer makes recommendations to the Compensation Committee for salary adjustments for those individuals and for the payment of annual incentive awards to all of our named executive officers. Annual incentive awards for our named executive officers are based upon both our performance in meeting pre-established financial objectives during our most recently completed year and an evaluation of the individual executive’s performance in meeting his/her pre-established personal goals and objectives for the most recently completed year. They are also based upon the recommendations of the Compensation Committee’s compensation consultant, Mercer. Our Chief Executive Officer participates in a portion of the meetings of our Compensation Committee during which these various compensation issues are discussed. The Compensation Committee considers our Chief Executive Officer’s recommendations regarding salary adjustments and payment of annual incentive awards, arrives at its own recommendations, and then makes its determination regarding salary adjustments and payment of annual incentive awards, including the determination of whether to exercise discretion to adjust the payment of annual incentive awards upwards or downwards based upon the achievement, or failure to achieve, non-financial personal goals and objectives (as discussed in more detail on pages 19-21 below under “Annual Incentive Program”). The final deliberations and determinations regarding salary adjustments and payment of annual incentive awards are made at meetings without any members of management present.

When incentive compensation plans for our named executive officers and other senior executives have been established, those plans have been proposed by management, reviewed by the Compensation Committee, and, at times, reviewed by Mercer. Mercer is a compensation consultant that the Compensation Committee has engaged annually since 2006 to advise the Compensation Committee with regard to the amount and form of compensation for our named executive officers and to review compensation plans for those officers. Mercer reviews the salaries and other compensation we pay to our named executive officers so that it may advise the Compensation Committee whether compensation paid to those executives is competitive with that paid to executives holding comparable positions at Mercer-selected companies, which are public companies engaged in providing specialty contracting, general construction, facilities, and industrial services, and/or manufacturing of electrical, HVAC and other construction products and which companies have other financial characteristics similar to ours, are organized similarly to the way we are, are focused principally on the United States market as we are, and with which we may compete for management talent. Such companies are listed on page 17. Mercer also reports upon its assessment of the appropriateness and fairness of our compensation plans when compared to compensation plans for comparable executives at those comparable companies. Mercer performed services in 2025 totaling $118,642 for the Compensation Committee. Mercer is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“Marsh”). In 2025, we also used Mercer and other Marsh subsidiaries (“Other Marsh Subsidiaries”) for valuation and investment services, actuarial services, pension consulting, health and benefits consulting, and for insurance broking and risk consulting. In 2025, those other services performed by Mercer and Other Marsh Subsidiaries totaled $1,045,857. Mercer and Other Marsh Subsidiaries have been retained by management for such matters since 1987, and such retention is not subject to Board or Compensation Committee approval.
Role of Compensation Consultants. As noted above, the Compensation Committee has engaged Mercer for several years to assist in the evaluation of named executive officer compensation and compensation programs, and management has engaged Mercer and Other Marsh Subsidiaries to provide certain other services to us and to our subsidiaries.
The Compensation Committee has considered whether the non-executive compensation services provided by Mercer and Other Marsh Subsidiaries to the Company create any conflicts of interest in light of Rule 10C-1 of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. Because of the policies and procedures that Mercer has in place, as well as the policies and procedures that the Compensation Committee has in place, the Compensation Committee has concluded that to the extent the work performed by Mercer and Other Marsh Subsidiaries may create a possible appearance of a conflict of interest, there are sufficient safeguards and policies in place to mitigate or eliminate any such conflict, and therefore, no conflict of interest exists. Additionally, the Corporate Governance Committee has concluded, based on a similar analysis, that no conflict of interest exists with respect to the work that Mercer performs for the Corporate Governance Committee on a biennial basis regarding director compensation.
The factors used by the Compensation Committee and the Corporate Governance Committee, as applicable, to determine that no conflict of interest exists include the following:
•	the individual compensation consultant receives no incentive or other compensation based on the fees charged to the Company for other services provided by Mercer or Other Marsh Subsidiaries;
•
the individual compensation consultant is not responsible for selling or providing other services of Mercer or Other Marsh Subsidiaries to the Company, except with respect to executive and director compensation;

•
Mercer’s professional standards prohibit the individual compensation consultant from considering any other relationships Mercer or its affiliates may have with the Company in rendering his or her advice and recommendations;

•	the individual compensation consultant has direct access to the Compensation Committee and the Corporate Governance Committee without management intervention;
•	the individual compensation consultant does not own any stock of the Company;
•
the individual compensation consultant does not provide any services to us other than those provided at the direction of the Compensation Committee with respect to executive compensation and the Corporate Governance Committee with respect to non-employee director compensation;

•
there is no business or personal relationship between any Compensation Committee or Corporate Governance Committee member or named executive officer of the Company and the individual compensation consultant or Mercer;

•
the amount of fees received by Mercer for the services provided to the Compensation Committee and Corporate Governance Committee in 2025 represent on a combined basis less than .00543% of the total 2025 revenues of Mercer; and

•
all non-executive and non-director compensation services are provided by personnel of Mercer and Other Marsh Subsidiaries who are not involved in providing services at the direction of the Compensation Committee or the Corporate Governance Committee.

Corporate Governance Committee. The Corporate Governance Committee is comprised of Ms. Walker-Lee and Messrs. Johnson and McEvoy. Ms. Walker-Lee serves as Chairperson of the Corporate Governance Committee. Among other things, it is responsible for:
•	leading the search for individuals qualified to become members of our Board, consistent with criteria approved by the Board and set forth in our Corporate Governance Guidelines;
•	evaluating and recommending to the Board nominees for election to the Board, which such evaluation includes an analysis of a nominee’s other commitments;
•	developing and overseeing an annual self-evaluation process for the Board and its committees;
•	overseeing our environmental, health and safety program and our other environmental, social and governance programs;
•	reviewing and determining whether to consent to Related Party Transactions; and
•	making recommendations with respect to:
—	corporate governance guidelines;
—	compensation and benefits for non-employee directors; and
—
matters relating to Board members’ retirement and removal, the number, function and membership of Board committees, director and officer liability insurance, and indemnity agreements between us and our officers and directors.

During 2025, the Corporate Governance Committee held four meetings.
The Corporate Governance Committee annually reviews compensation and other benefits for non-employee members of our Board. When the Corporate Governance Committee determines that a change in director compensation or benefits is appropriate, it submits such recommendation to the Board for its approval. Compensation arrangements for the Board are described commencing on page 45 under “Director Compensation.”

RECOMMENDATIONS FOR DIRECTOR CANDIDATES
The Corporate Governance Committee will consider recommendations for candidates for Board membership suggested by Corporate Governance Committee members, other members of our Board, and stockholders. A stockholder who wishes the Corporate Governance Committee to consider his or her recommendations for nominees for the position of director should submit his or her recommendations in writing to the Corporate Governance Committee, c/o Corporate Secretary, EMCOR Group, Inc., 301 Merritt Seven, 6th Floor, Norwalk, Connecticut 06851, together with supporting material required to be provided under our By-Laws, as well as any additional supporting material the stockholder considers appropriate. Supporting material regarding director nominees should, at a minimum, include such background and biographical material as will enable the Corporate Governance Committee to make an initial determination as to whether the prospective nominee satisfies the criteria for directors set out in our Corporate Governance Guidelines. The Corporate Governance Guidelines are available at our website at www.emcorgroup.com. A stockholder may also nominate director candidates by complying with our By-Law provisions discussed commencing on page 57 under “Other Matters — 2027 Annual Meeting Stockholder Proposals.”
If the Corporate Governance Committee identifies a need to replace a current member of our Board, to fill a vacancy in our Board, or to expand the size of our Board, the process to be followed by the committee to identify and evaluate candidates includes:
•
consideration of those individuals recommended by stockholders as candidates for Board membership and those individuals recommended in response to requests for recommendations made of Board members and others, including those individuals suggested by any third-party search firm retained by the Corporate Governance Committee, from time to time;

•	meeting, from time to time, to evaluate biographical information and background material relating to candidates; and
•	interviews of selected candidates by members of the Corporate Governance Committee and other members of the Board.
The Corporate Governance Committee regularly reviews with the Board the requisite skills and characteristics that the Board seeks in Board members, as well as the composition of the Board as a whole. As provided in our Corporate Governance Guidelines, in its assessment of each potential candidate, the Corporate Governance Committee is to consider the candidate’s achievements in his or her personal career, experience, wisdom, integrity, ability to make independent analytical inquiries, and understanding of the business environment. The Corporate Governance Committee will also take into account the willingness of a candidate to devote adequate time to board duties in light of a candidate’s other commitments and will consider whether a candidate is free of conflicting interests and whether the candidate will be able to adequately represent the best interests of our stockholders. The Corporate Governance Committee may also consider any other relevant factors that it may, from time to time, deem appropriate, including the current composition of our Board, the balance of management and independent directors and the need for Audit Committee expertise. Candidates have been selected for, among other things, their integrity, independence, experience, leadership, and ability to exercise sound judgment. Prior experience involving issues relevant to the Company’s businesses is among the most significant criteria. As noted in our Corporate Governance Guidelines, the Board believes that each director should have an understanding of our business and financial objectives, results of operations and financial condition and our relative standing in relation to our competitors. Final approval of a candidate is determined by the full Board. Consistent with our Corporate Governance Guidelines, in selecting nominees to our Board of Directors, the Corporate Governance Committee considers the skills, qualifications, experience, perspectives, and background that a potential nominee possesses and the extent to which the candidate would enhance the perspective, background, knowledge, and experience of our Board of Directors as a whole.

Skills, Qualifications and Experience
As discussed above, the Corporate Governance Committee and the Board value a range of skills, qualifications, experience, perspectives, and background in our directors. The following table summarizes some of the experience and skills of each director standing for re-election. For further information on our director candidates and their qualifications, please see “Proposal No. 1 — Election of Directors” on page 50.

Director	Independent	Finance / Accounting	Corporate Governance	Executive Leadership	Industry Experience	Public Company	Cybersecurity
John W. Altmeyer	•	•		•	•	•
Amy E. Dahl	•	•	•	•		•
Anthony J. Guzzi		•	•	•	•	•	•
Ronald L. Johnson	•		•	•	•		•
Carol P. Lowe	•	•	•	•	•	•	•
M. Kevin McEvoy	•	•	•	•	•	•	•
Pat Roche	•	•	•	•	•	•	•
Steven B. Schwarzwaelder	•	•	•	•	•	•
Robin Walker-Lee	•		•	•	•	•

COMPENSATION DISCUSSION AND ANALYSIS
Overview
The objectives of our executive compensation program, as applicable to our named executive officers, whose names appear in the Summary Compensation Table on page 28, are to attract, retain and motivate key executives with the skills necessary to assure our long-term success. The purposes of the key components of the program are:
•	to reward our named executive officers’ expertise and experience;
•	to reward our named executive officers’ performance that drives achievement of our short-term and long-term goals by providing a strong link between pay and performance; and
•	to align our named executive officers’ compensation with the interests of our stockholders.
The executive compensation program uses various compensation elements that are designed to incentivize the achievement of both our short-term and long-term performance. In designing our executive compensation program, we have applied the following principles:
•	compensation should reinforce our business strategy and long-term stockholder value creation;
•
a significant portion of named executive officer total compensation should be at risk and tied to the achievement of our financial objectives while considering the achievement of the named executive officer’s annual individual goals and objectives. When we exceed our financial objectives for the relevant performance period, we reward our named executive officers with incentive awards greater than their respective targeted incentive awards based on financial performance. When our financial performance does not meet the established financial objectives, our named executive officers receive either no incentive awards based on these criteria or incentive awards that are less than their targeted incentive awards. The Compensation Committee sets the financial objectives for a particular performance period;

•	incentive compensation should reflect both our short-term and long-term financial performance;
•	incentive awards should be designed to align the interests of our stockholders and named executive officers by having a meaningful portion of such awards be delivered in equity; and
•	incentive awards should serve as a recruitment and retention device so that named executive officers are motivated to join and stay with us.
The key components of our compensation program are:
•	base salary;
•
short-term incentives under the Key Executive Incentive Bonus Plan in the form of annual incentive awards (the “Annual Incentive Program”) based upon (a) our financial performance for the applicable year as measured by two metrics: diluted earnings per share from continuing operations and the ratio of our positive operating cash flow to our operating income and (b) the achievement of personal goals and objectives;

•
longer-term incentives under our Long Term Incentive Plan, which we refer to sometimes as the “LTIP” and which is discussed below and, at times, other equity grants. These incentives principally come in the form of:

•
annual equity awards in the form of restricted stock units granted under our Amended and Restated 2010 Incentive Plan (the “2010 Incentive Plan”) representing the right to receive shares of our Common Stock, which generally cliff vest after three years; and

•	performance-based cash incentive awards based on our financial performance measured by our diluted earnings per share from continuing operations during multi-year measurement periods;
•	certain retirement programs, as described below; and
•
perquisites, which have been provided for over 20 years, and principally include dues reimbursement for a club where the named executive officer can entertain clients and other business contacts, term life insurance, an auto allowance and associated expenses, and a tax “gross up” on these perquisites.

We also maintain the EMCOR Group, Inc. 401(k) Savings Plan, which we refer to as the “401(k) Plan.” The 401(k) Plan provides retirement benefits to our eligible employees, including the named executive officers. For 2025, our annual contribution to the 401(k) Plan for each named executive officer was $21,630.

In addition, we maintain the EMCOR Group, Inc. Voluntary Deferral Plan, a non-qualified deferred compensation plan offered to a select group of key employees, including our named executive officers. Elective deferrals of base salary or cash bonuses or other cash incentive compensation under the Voluntary Deferral Plan are credited to an unfunded bookkeeping account, which are also to be credited with Company matching credits and which may also be credited with Company supplemental credits.
Our 401(k) Plan and Voluntary Deferral Plan are more fully described under “Retirement Plans, Severance Arrangements, and Change of Control Agreements” commencing on page 25.
Under severance agreements with our named executive officers, we provide special compensation in the event the executive’s employment is terminated (i) by us without cause or (ii) by the named executive officer for good reason. (We have set forth the definition of the terms “cause” and “good reason” under “Potential Post Employment Payments — Severance Agreements” commencing on page 37).
The Compensation Committee has principal responsibility for setting the compensation for our named executive officers and other senior officers. It also reviews the incentive plans applicable to employees generally. The Compensation Committee has annually retained Mercer as a compensation consultant to review the compensation payable to our named executive officers. The assignments to Mercer are made by the Chairperson of the Compensation Committee. To assist the Compensation Committee in its compensation discussions and decisions, which include salary levels, targeted annual incentive awards, LTIP targeted performance-based cash incentive awards for multi-year periods, financial measurements for incentive awards, and equity awards, as discussed below, Mercer presents compensation information compiled from proxy and other publicly available data from companies in a comparator group of companies developed by Mercer with input from management and approved by the Compensation Committee.
To assist the Compensation Committee in its compensation discussions and decisions for 2025, Mercer utilized compensation information from a comparator group of companies that consisted of the following 16 public companies engaged in providing specialty contracting, general construction, facilities, and industrial services, and/or manufacturing of electrical, HVAC and other construction products. Such companies have financial characteristics similar to ours, are organized similarly to the way we are, are focused, in large part, on United States markets as we are, and are companies with which we may compete for management talent. We refer to such companies as “Comparator Companies.”
AECOM
APi Group Corporation
Comfort Systems USA, Inc.
Ferguson Enterprises Inc.
Fluor Corporation
Jacobs Solutions, Inc.
KBR, Inc.
Lennox International Inc.
MasTec, Inc.
Owens Corning
Quanta Services, Inc.
Trane Technologies Plc
United Rentals, Inc.
Vertiv Holdings Co
Watsco, Inc.
WESCO International, Inc.
With respect to each fiscal year, our Chief Executive Officer meets with the Compensation Committee during the third quarter of the immediately preceding fiscal year and the first quarter of such fiscal year to discuss salaries and targeted annual incentive awards for each named executive officer, and objectives for both our financial performance for such fiscal year and the personal goals and objectives for each other named executive officer for such fiscal year, the two components upon which the payment of that year’s annual incentive awards are to be based. During the first quarter, the Compensation Committee also reviews the annual base salaries of our and our subsidiaries’ other officers and employees whose proposed annual base salary is $600,000 or more and the general objectives and goals of our compensation policies. Annual base salaries and targeted annual incentive awards for each of our named executive officers for the year, our financial goals for that year, and the personal goals and objectives for each such executive for that year are recommended by our Chief Executive Officer and are reviewed by and ultimately established by the Compensation Committee, together with input from Mercer, at a meeting without any members of management present. In the case of our Chief Executive Officer, the Compensation Committee, including our Lead Director, establish the annual personal goals and objectives. The specific amounts of the annual base salaries, incentive awards and LTIP payments and grants to our named executive officers for 2025 are set forth in the Summary Compensation Table on page 28.
Incentive awards based upon our financial results are made under our Annual Incentive Program and our LTIP, subject to the performance terms and other applicable provisions of our Key Executive Incentive Bonus Plan and our 2010 Incentive Plan.
Because, as discussed herein, (a) our annual incentive awards to named executive officers are capped, (b) our equity awards provide for the award of restricted stock units that generally cliff vest after three years, and (c) the cash award under the LTIP is linked to our financial performance over a three-year period, the Compensation Committee does not believe our named executive officers are encouraged to take excessive or unnecessary risk. In addition, the Compensation Committee does not believe that our compensation policies and practices for employees generally are reasonably likely to have a material adverse effect on the Company.
At our 2025 Annual Meeting of Stockholders, over 90% of the shares present at the meeting and voting “For” or “Against” were cast in favor of a resolution to approve, on an advisory basis, the compensation of our named executive officers as set out in our proxy statement for that meeting. Given this percentage of votes in favor of our named executive officer compensation, the Compensation Committee determined that our stockholders strongly support our current compensation policies and programs and decided generally to keep our compensation practices in place for 2025.
Annual Base Salary
Annual base salary serves as a foundation of our executive compensation program. We determine the other key components of the program with reference to base salary, including annual and long-term incentives and termination payments.
We intend annual base salary and perquisites to reward the expertise, experience and sustained performance of our named executive officers, each of whom has been with us for more than ten years. Base salaries are reviewed annually, and we have generally increased named executive officer salaries to reflect promotions or increased responsibilities and cost of living increases, when appropriate, and to remain competitive with base salaries paid by the Comparator Companies. For 2025, the base salaries of our named executive officers, Mr. Anthony J. Guzzi, our Chairman, President and Chief Executive Officer, Ms. Maxine L. Mauricio, our Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary, and Mr. Jason R. Nalbandian, our Senior Vice President, Chief Financial Officer and Chief Accounting Officer, were increased by approximately 3.9%, 3.2%, and 8.1%, respectively, effective January 1, 2025; however, on December 22, 2025, the base salaries of Ms. Mauricio and Mr. Nalbandian were increased an additional 7.7% and 16.7%, respectively.
Annual Incentive Program
Annual cash incentive awards under our Key Executive Incentive Bonus Plan form a significant element of the Annual Incentive Program. For more than fifteen years, named executive officer annual incentive awards have been based, in large part, on pre-established annual financial results emphasizing pay-for-performance. We expect annual incentive awards to motivate our named executive officers to improve performance on an annual basis. We believe such performance improvements should lead to sustained growth and ultimately to enhanced stockholder value.
For 2025, each named executive officer had a targeted annual incentive award that was based upon the achievement of 2025 financial targets (2025 diluted earnings per share from continuing operations and the ratio of our 2025 positive operating cash flow to our 2025 operating income) as well as meeting his/her pre-established personal goals and objectives. The maximum potential aggregate annual incentive award payable for 2025 to Mr. Guzzi was 300% of his 2025 base salary and the maximum potential aggregate annual incentive awards payable for 2025 to Ms. Mauricio and Mr. Nalbandian were 200% of their respective 2025 base salaries. We refer to a named executive’s maximum potential aggregate annual incentive awards sometimes as his/her “Maximum Potential Incentive Award.”
For Mr. Guzzi, his 2025 targeted annual incentive award, based upon our meeting certain financial measurements for 2025, was 150% of his annual base salary, and for Ms. Mauricio and Mr. Nalbandian, their 2025 targeted annual incentive awards, based upon our meeting those 2025 financial measurements, were 100% of their respective

2025 annual base salaries. We refer to this targeted annual incentive award sometimes as the “Financial Target Bonus.” The exact amount of each named executive officer’s 2025 annual incentive award that we would pay based on our financial performance ranged from 0% to the maximum percentage of his or her annual base salary indicated in the immediately preceding paragraph, depending on our 2025 earnings per share and the ratio of our 2025 positive operating cash flow to our 2025 operating income. When we refer to earnings per share with respect to our Annual Incentive Program, we mean earnings per share on a diluted basis from continuing operations. However, in calculating such 2025 earnings per share and operating income for purposes of determining annual incentive awards there was, as provided in the program, to be excluded from such calculations (a) non-cash charges directly associated with the write-down of balance sheet values of assets, (b) investment banking, consulting, legal, and accounting fees and related disbursements directly associated with any proposed or consummated (i) sale or disposition of Company assets or securities or (ii) acquisition or investment, (c) the effect of any changes in statutory tax rates from those in effect on March 26, 2025, (d) restructuring charges, negative tax consequences, or other accounting adjustments due to a sale or closure of a subsidiary’s business, inclusive of the U.K., (e) the cumulative effect of any change in accounting principles, (f) charges relating to withdrawal liabilities in connection with multi-employer pension plans and specific surcharges assessed by a multi-employer plan related to supplemental contributions (i.e., lump sum type contributions and not an increase in the hourly contribution rate) to ameliorate an underfunding in such plan, and (g) income or loss from discontinued operations (as so adjusted, “adjusted earnings per share” and “adjusted operating income,” as applicable). For the purpose of calculating operating cash flow, amounts that are the subject of clauses (a) through (g) above, and any lump sum supplemental contributions to the U.K. defined benefit plans were, as provided in the program, to be excluded from such calculation (as so adjusted, “adjusted positive operating cash flow”).
Mr. Guzzi, together with certain other named executive officers, developed proposed 2025 financial metrics for the payment of the annual incentive awards under our Key Executive Incentive Bonus Plan. Mr. Guzzi then proposed to the Compensation Committee the financial measurements. Our Compensation Committee established financial measurements for those annual incentive awards in February 2025, taking into account the proposal of management, the report of Mercer, our 2025 budget, and annual earnings per share guidance for 2025 that was to be provided to the equity markets. The Compensation Committee determined that no annual incentive award based upon the foregoing financial measurements was to be payable unless we achieved adjusted earnings per share for 2025 in excess of $20.00 and 2025 adjusted positive operating cash flow of at least 20% of 2025 adjusted operating income. Consequently, the financial measurements emphasize earnings as well as positive operating cash flow — a measure of quality of earnings — and are linked to guidance we provide to the equity markets. In 2025, Mercer reviewed such financial measurements in order to assess whether they continued to meet our goals and objectives with respect to our Annual Incentive Program and to aid the Compensation Committee in determining whether the measurements should be changed. Mercer examined the measurements, the total incentive awards payable under the program and what was actually paid with respect to 2024, as well as the performance of the Company and its Common Stock versus the Comparator Companies. Mercer concluded that the financial measurements continued to be an appropriate means to incentivize and retain our executives.
The 2025 incentive award based on financial measurements that could have been awarded to a named executive officer, whether at, above, or below his or her 2025 Financial Target Bonus, was determined in accordance with a matrix adopted by the Compensation Committee, which we refer to as the “Matrix” and which took into account 2025 adjusted earnings per share and the ratio of 2025 adjusted positive operating cash flow to 2025 adjusted operating income (the “2025 Cash Flow Ratio”). For example, if our 2025 adjusted earnings per share had been $22.25, then, in accordance with the Matrix, the named executive officer’s 2025 Financial Target Bonus could have been awarded to him or her only if the 2025 Cash Flow Ratio was 70%. If 2025 adjusted earnings per share had been less than $22.25 (but greater than $20.00), each named executive officer could have been awarded an annual incentive award based on financial measurements, in accordance with the Matrix, greater or less than his or her Financial Target Bonus, the amount of which would depend upon the 2025 adjusted earnings per share and the 2025 Cash Flow Ratio (provided the 2025 Cash Flow Ratio was at least 20%). If 2025 adjusted earnings per share had been greater than $22.25, each named executive officer could have been awarded an annual incentive award based on financial measurements, in accordance with the Matrix, greater or less than his or her Financial Target Bonus, the amount of which would depend upon the 2025 adjusted earnings per share and the 2025 Cash Flow Ratio. The exact amount of this incentive award was determined by the intersection on the Matrix of 2025 adjusted earnings per share and the 2025 Cash Flow Ratio. In no event could an incentive award based on financial measurements have exceeded the named executive officer’s Maximum Potential Incentive Award. However, if, as indicated above, 2025 adjusted earnings per share had not been in excess of $20.00, or if the 2025 Cash Flow Ratio had been less than 20%, no annual incentive award based on financial measurements could have been paid to any named executive officer.

For 2025, our adjusted earnings per share was $25.90 and our 2025 Cash Flow Ratio was approximately 83% which, in accordance with the Matrix, permitted payment to each named executive officer of his or her Maximum Potential Incentive Award based solely on financial metrics. However, the Compensation Committee also determined that each named executive officer had achieved his or her personal goals and objectives for 2025 as described below.
A summary of the Matrix containing key threshold levels is set forth below.

Adjusted Earnings per Share	Threshold $20.00	Target $22.25	Maximum $24.50
Cash Flow Ratio 100%	0%	120%	240%(1)
Cash Flow Ratio 70%	0%	100%	200%(1)
Cash Flow Ratio 20%	0%	40%	80%

(1)	While the Matrix contains these percentages, the Maximum Potential Incentive Award for the named executive officers would be as follows: Mr. Guzzi, 300%; Ms. Mauricio, 200%; and Mr. Nalbandian, 200%.
As indicated above, under our Annual Incentive Program, during the first quarter of each calendar year, our Chief Executive Officer proposes for each of our other named executive officers such officer’s personal goals and objectives for the year. The Compensation Committee reviews those goals and objectives, which are subject to its approval. In the case of our Chief Executive Officer, the Compensation Committee and Lead Director agree on his annual personal goals and objectives. Under the Annual Incentive Program, if a named executive officer is not paid the Maximum Potential Incentive Award based solely on financial measures, then we may pay such named executive officer an award based upon his or her personal goals and objectives; provided that in any case, such an award may not exceed 20% of the total award paid to such named executive officer or, if no award is payable based on financial measures, 20% of the Financial Target Bonus. For 2025, the named executive officers received the Maximum Potential Incentive Award based solely on financial measures and, as a result, no additional awards based on their achievement of personal goals and objectives were made.
For 2025, the personal goals and objectives for the named executive officers were:
Anthony J. Guzzi, Chairman, President and CEO
•	Implement key findings from 2024 strategic review and conduct annual refresh based on market and economic challenges and opportunities.
•	Work with team to improve our acquisition integration processes, add appropriate resources, especially at the segment level.
•	Continue to build succession depth across key operational and functional areas across EMCOR down through the segment level.
•	Continue to set the right tone at top through our EMCOR University Leader Development Programs.
•	Work on EBS and Mechanical Segment CEO successions to ensure their successful deployment and long-term organizational capability.
Jason R. Nalbandian, Senior Vice President, Chief Financial Officer and Chief Accounting Officer
•	Implement key findings from 2024 strategic review and conduct annual refresh based on market and economic challenges and opportunities.
•	Work with team to improve our acquisition integration processes, add appropriate resources, especially at the segment level.
•	Continue to build succession depth across key operational and functional areas across EMCOR down through the segment level.
•	Execute a detailed review of three- to five-year needs to include leadership and talent gaps in tax, risk, and business development (acquisitions).
•	Continue to build investor relations skills.
•	Work with CEO to set the right tone at the top through our company.

•	Support our EMCOR University Leader Development programs.
•	Continue to develop our Risk Management program with focus on our captive development.
•	Support successful succession process for EBS and Mechanical segment CEOs.
Maxine L. Mauricio, Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary
•	Implement key findings from 2024 strategic review and conduct annual refresh based on market and economic challenges and opportunities.
•	Work with team to improve our acquisition integration processes, add appropriate resources, especially at the segment level.
•	Continue to build succession depth across key operational and functional areas across EMCOR down through the segment level.
•	Continue to help CEO set the right tone at top and support, lead and participate in our EMCOR University Leader Development Programs.
•	Use our legal and HR staff to continue to use Teams to execute legal training to our subsidiary companies.
•	Conduct and execute a realignment of our Environmental, Health and Safety organization with a special focus on best practice sharing and compliance.
•	Support successful succession process for EBS and Mechanical Segment CEOs.
The payment of annual incentive awards to the named executive officers on the basis of financial measurements and achievement of their respective personal goals and objectives follows our Chief Executive Officer’s report to the Compensation Committee of our annual financial results and how each named executive officer (other than himself) performed in meeting his/her personal goals and objectives. The Compensation Committee, with input from the other independent directors, then determines the amounts to be paid to each named executive officer as his/her annual incentive award. This determination is based on where the Company’s financial results fall within the Matrix, as well as on the Compensation Committee’s evaluation of each named executive officer’s performance in meeting his or her personal goals and objectives. The final determination of the annual incentive awards is made without any members of management present.
Under the terms of the program, the Compensation Committee could have, in its sole discretion, for 2025 (as for prior years), reduced the payment of any named executive officer’s annual incentive award based on financial measurements even though those financial measurements called for payment of the percentages provided for in the Matrix. The Compensation Committee has the authority to take into account any factors it deems appropriate in choosing whether or not to exercise negative discretion. In December 2025, the Compensation Committee waived its right to exercise negative discretion with respect to the named executive officers’ 2025 annual incentive awards.
Long Term Incentive Plan
We provide a significant portion of our named executive officers’ compensation through our Long Term Incentive Plan, which we refer to as the “LTIP.” The LTIP was originally proposed by management, reviewed by the Compensation Committee’s consultant Mercer and, after review and modification by the Compensation Committee, approved by it and the other independent directors. The LTIP provides incentives that foster executive recruitment and retention, reward long-term financial performance, and align management and stockholder interests. Before we adopted the LTIP, Mercer advised the Compensation Committee that the LTIP as proposed should accomplish these objectives with its focus on long-term financial performance, cash and equity awards competitive with those granted by Mercer’s list of Comparator Companies, and use of equity for alignment with stockholder returns. Each year, Mercer undertakes a comprehensive review of the LTIP, which includes an analysis of (a) the factors used to determine the performance component of the award, (b) whether to increase or decrease the equity to cash ratio set forth in the plan and (c) the incentive plans of our Comparator Companies. In October 2025, Mercer presented the findings of its review to the Compensation Committee and shared Mercer’s conclusion that the LTIP was generally in alignment with practices at the Comparator Companies.
The LTIP provides the methodology for computing a number of restricted stock units annually granted under the 2010 Incentive Plan to executives participating in the LTIP, including our named executive officers. The LTIP also provides for the grant of cash awards which, as set forth in the LTIP, are based upon us achieving an earnings per share objective for a measurement period of three years.

Annually, during the first quarter of each year, the Compensation Committee establishes the LTIP earnings per share objective for a three-year period commencing with that year, and LTIP targeted awards for each LTIP participant, including the named executive officers. Those targeted awards are recommended by our Chief Executive Officer and are reviewed, and ultimately established, by the Compensation Committee.
Each participant in the LTIP, including each named executive officer, is entitled each year to an award based on a multiplier (or percentage), which we refer to as the “Multiplier,” of his/her annual base salary rate at the end of the previous year. We refer to this award as the “LTIP Target Bonus.”
Specifically, the LTIP Target Bonus consists of:
•
an annual award of a number of restricted stock units to senior executives, including the named executive officers, to be made under our 2010 Incentive Plan. This is the retention component. This number of restricted stock units (in respect of which an equal number of shares of our Common Stock will be issued) generally vests in full on the third anniversary of the grant date of the award. The named executive officer is to receive upon vesting a number of shares of our Common Stock equal in number to his/her annual grant of restricted stock units as well as additional shares of our Common Stock equal to the cash dividends, if any, that have been paid with respect to the Common Stock underlying the restricted stock units awarded. The named executive officer will receive these shares, including the aforementioned dividend equivalent shares, only if he/she continues to be employed by us through the third anniversary of the grant date, unless his/her employment is terminated by us without cause, by him/her for good reason, or by reason of his/her death or permanent disability or retirement upon reaching (a) age 65 or (b) effective on or after October 24, 2023, age 60 and having at least 20 years of qualifying service, in which case he/she would receive those shares following the occurrence of that event. The terms “cause,” “good reason” and “permanent disability” are defined on page 40 under “Potential Post Employment Payments — Long Term Incentive Plan.” Thus, a meaningful portion of the named executive officer’s total compensation is tied to our stock performance; and

•
an award of a performance-based cash incentive award, which we refer to sometimes as the “LTIP Cash Target Bonus,” and which is the performance component. This component provides for the annual establishment of three-year measurement periods, which consist of the award year and the two ensuing years. Each named executive officer may receive a performance-based cash incentive award, depending upon our actual aggregate earnings per share results for the three-year measurement period compared against a pre-established earnings per share objective for that measurement period. The Compensation Committee sets the earnings per share objectives. When we refer to “earnings per share” with respect to our LTIP, we mean earnings per share on a diluted basis. However, earnings per share with respect to three-year measurement periods are to be computed without giving effect to (a) non-cash charges associated with the write-down of balance sheet values of assets, (b) investment banking, consulting, legal, and accounting fees and related disbursements directly associated with any proposed or consummated (i) acquisition or investment or (ii) sale or disposition of Company assets or securities, (c) the effect of any changes in statutory tax rates from those in effect on the date that the earnings per share objective is established, (d) restructuring charges due to a sale or closure of a subsidiary’s business, (e) the cumulative effect of any change in accounting principles, (f) charges associated with withdrawal liabilities relating to multi-employer pension plans and lump sum type surcharges (as opposed to increases in hourly contribution rates) assessed by multi-employer pension plans, to ameliorate an underfunding in their respective plans, (g) income or loss from discontinued operations, and (h) costs and expenses related to COVID-19 diagnostic testing. The Compensation Committee may also, within the first 90 days of the commencement of a three-year measurement period, adjust any such period’s earnings per share to omit the impact on such earnings per share of extraordinary items, gains or losses on the acquisition or disposal of a business, and/or unusual or infrequently occurring events and transactions. We use the three-year measurement period to extend a named executive officer’s focus over multiple-year periods. This is intended to help achieve positive sustained long-term financial results and to align the named executive officer’s interests with longer-term stockholder interests. The amount of an executive officer’s LTIP Cash Target Bonus is calculated as follows:

-
For each applicable three-year period that begins prior to the 2024 plan year: If we achieve 100% of the earnings per share objective that the Compensation Committee has established for a measurement period, the named executive officer will receive 100% of his/her LTIP Cash Target Bonus. If we achieve 50% of the earnings per share objective for a measurement period, the named executive officer will receive 50% of such executive’s LTIP Cash Target Bonus. If we fail to achieve at least 50% of the earnings per share objective for a measurement period, no performance-based cash incentive award is payable in respect of that measurement period. If we achieve 120% or more of the earnings per share objective for a measurement period, the named executive officer will receive 200% of such executive’s LTIP Cash Target Bonus. For earnings per share results falling between 50% and 100% of the earnings per share objective for the measurement period, the percentage of a named executive officer’s LTIP Cash Target Bonus is interpolated on a straight-line basis from 50% to 100% of such executive’s LTIP Cash Target Bonus. For earnings per share results falling between 100% and 120% of the earnings per share objective, then, for each whole percentage point in excess of 100% of the earnings per share objective, the percentage of a named executive officer’s LTIP Cash Target Bonus is increased above 100% by 5% (up to, but not in excess of, 200%).
-
For each applicable three-year period that begins with or after the 2024 plan year: Within 90 days following the commencement of each applicable plan year, the Compensation Committee will determine a percentage of the earnings per share objective to be the “Target EPS Percentage,” “Minimum EPS Percentage” and “Maximum EPS Percentage,” replacing the prior fixed percentages of 100%, 50% and 120% of the earnings per share objective, respectively, for applicable three-year periods that began prior to the 2024 plan year. If we achieve the Target EPS Percentage of the earnings per share objective that the Compensation Committee has established for a measurement period, the named executive officer will receive 100% of such executive’s LTIP Cash Target Bonus. If we achieve the Minimum EPS Percentage of the earnings per share objective for a measurement period, the named executive officer will receive 50% of such executive’s LTIP Cash Target Bonus. If we fail to achieve the Minimum EPS Percentage of the earnings per share objective for a measurement period, no performance-based cash incentive award is payable in respect of that measurement period. If we achieve at or above the Maximum EPS Percentage for the earnings per share objective for a measurement period, the named executive officer will receive 200% of such executive’s LTIP Cash Target Bonus. For earnings per share results falling between the Minimum EPS Percentage and the Target EPS Percentage of the earnings per share objective for the measurement period, the percentage of each named executive officer’s LTIP Cash Target Bonus is interpolated on a straight-line basis from 50% to 100% of his/her LTIP Cash Target Bonus. For earnings per share results falling between the Target EPS Percentage and the Maximum EPS Percentage of the earnings per share objective, the percentage of each named executive officer’s LTIP Cash Target Bonus is interpolated on a straight-line basis from 100% to 200% of such executive’s LTIP Cash Target Bonus.

-
For all plan years, the named executive officer would not be entitled to any performance-based cash incentive award for any measurement period in which such executive’s employment is terminated by us for cause or in which such executive leaves our employment without good reason. However, if, during a measurement period, such executive’s employment is terminated by us without cause, by such executive for good reason or by reason of such executive’s death, permanent disability or retirement upon reaching (a) age 65 or (b) effective on and after October 24, 2023, age 60 and having at least 20 years of qualifying service, such executive would, nevertheless, be entitled to a pro rata amount of the performance-based cash incentive award that such executive would have received had such executive been employed by the Company for that measurement period. The terms “cause,” “good reason” and “permanent disability” are defined under “Potential Post Employment Payments — Long Term Incentive Plan” on page 40.

The Compensation Committee believes this LTIP two-part retention and performance program provides a balance between market-based incentives and multi-year financial-based awards. Market-based incentives, such as equity awards, provide a strong link to stockholder value creation. Financial-based awards based upon multi-year periods provide a direct link to long-term corporate performance.
In addition, the Board believes that, because part of each LTIP award is granted in the form of restricted stock units that generally cliff vest after three years and the balance of each LTIP award is payable in cash based on the Company’s financial performance over a three-year period, which amount is capped based on a percentage of annual base salary rate, the LTIP does not encourage excessive or unnecessary risk taking by participants in the LTIP, including our named executive officers.
Under the terms of the LTIP, in 2023 the Compensation Committee established a measurement period consisting of calendar years 2023, 2024 and 2025 pursuant to which performance-based cash incentive awards may be paid to

LTIP participants, including our named executive officers. The actual amount paid in respect of each participant’s LTIP Cash Target Bonus for this measurement period (50% of the product of the participant’s Multiplier and the participant’s annual base salary rate as of December 31, 2022) was dependent upon how our Company’s earnings per share for that period compared to the earnings per share objective for the period, which was $27.75 per share. Because our aggregate earnings per share for the 2023 – 2025 measurement period was $60.81, approximately 219% of the $27.75 earnings per share objective for that measurement period, in accordance with the LTIP, each named executive officer, as well as each other participant in the LTIP, was paid in March 2026, 200% of such participant’s LTIP Cash Target Bonus. The amount of the LTIP cash payment to each named executive officer is included under the “Non-Equity Incentive Plan Compensation” column for 2025 of the Summary Compensation Table on page 28.
The Multiplier established by the Compensation Committee for each named executive officer for the 2025 award, to be paid in 2027, was as follows: Mr. Guzzi — 550%; Ms. Mauricio — 250%; and Mr. Nalbandian – 225%. Based upon compensation information provided by Mercer regarding awards to senior executives of the Comparator Companies, the Compensation Committee concluded that the Multiplier for each named executive officer, when applied to a percentage of his/her annual base salary rate as of December 31, 2024, resulted in an LTIP Target Bonus for each named executive officer which was competitive with that provided by the Comparator Companies. In June 2025, the Compensation Committee increased Ms. Mauricio and Mr. Nalbandian’s Multiplier with respect to three-year measurement periods beginning on or after January 1, 2026 to 275%, and in October 2025, the Compensation Committee increased Mr. Guzzi’s Multiplier for such future periods to 700%. Such increases were based upon the increased duties assumed by Ms. Mauricio and Mr. Nalbandian, as well as the recommendations of Mercer.
On January 2, 2025, pursuant to the terms of the LTIP, each named executive officer, as well as each other participant in the LTIP, was awarded a number of restricted stock units under our 2010 Incentive Plan entitling him/her to receive in February 2028 an equal number of shares of our Common Stock, generally subject to him/her remaining continuously employed by us through January 2, 2028, except as described under “Potential Post Employment Payments – Long Term Incentive Plan” beginning on page 39. The number of restricted stock units awarded to each named executive officer was determined by dividing 50% of the product of the named executive officer’s then-current Multiplier and his/her annual base salary rate as of December 31, 2024 by the closing price of a share of our Common Stock on the New York Stock Exchange on January 2, 2025. The aggregate grant date fair value of the restricted stock units awarded in 2025 to each named executive officer based on Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 is included under the “Stock Awards” column for 2025 of the Summary Compensation Table on page 28 and under the “All Other Stock Awards: Grant Date Fair Value of Stock Awards” column of the Table entitled “Grants of Plan-Based Awards For Fiscal Year 2025” on page 33.
In February 2025, under the LTIP, the Compensation Committee also established for the measurement period consisting of the 2025 – 2027 calendar years an earnings per share objective of $70.00, which, if achieved, will entitle each named executive officer to receive his/her LTIP Cash Target Bonus for that measurement period. If we achieve or exceed the maximum earnings per share objective of $80.00 for such measurement period, the named executive officer will receive 200% of his/her LTIP Cash Target Bonus. The amounts set out in the Table entitled “Grants of Plan-Based Awards for Fiscal Year 2025” on page 33 identified with footnote (4) indicates the range of LTIP performance-based cash incentive awards each named executive officer may receive in respect of the 2025 – 2027 measurement period. If we do not achieve the minimum earnings per share objective of $42.00 for the 2025 – 2027 measurement period, we will not pay any of the LTIP performance-based cash incentive awards identified in the Grants of Plan-Based Awards for Fiscal Year 2025 Table.
Special Equity Awards
In December 2023, in connection with Ms. Mauricio’s promotion to Chief Administrative Officer and Mr. Nalbandian’s promotion (effective April 1, 2024) to Chief Financial Officer, the Compensation Committee awarded 3,000 restricted stock units to each of Ms. Mauricio and Mr. Nalbandian, entitling each of them to receive an equal number of shares of our Common Stock provided such named executive officer is employed by us until December 29, 2026. Subsequently, on each of June 6, 2024 and October 29, 2024, the Compensation Committee awarded 2,500 restricted stock units to each of Ms. Mauricio and Mr. Nalbandian, entitling each of them to receive an equal number of shares of our Common Stock provided such named executive officer is employed by us until June 6, 2027 and October 29, 2027, respectively. None of our executive officers received special equity awards in 2025. If the employment of Ms. Mauricio or Mr. Nalbandian is terminated by us without cause, if either named executive officer terminates their employment with us for good reason, or if either is permanently disabled, then a pro-rata portion of such awards shall become immediately and fully vested. In the event of Ms. Mauricio’s or Mr. Nalbandian’s death or a change in control of the Company, then the entirety of such awards shall become immediately and fully vested. In the event of a termination of Ms. Mauricio’s or Mr. Nalbandian’s employment by us for cause or by such named executive officer without good reason, such stock units will be forfeited. The terms “cause,” “good reason,” “change of control,” and “permanent disability” are substantially the same as those terms are described on page 40 under “Potential Post Employment Payments — Long Term Incentive Plan.” In granting these awards to Ms. Mauricio and Mr. Nalbandian, the Compensation Committee took into account compensation information provided by Mercer regarding equity awards to executive officers of the Comparator Companies and determined such awards were appropriate in order to bring Ms. Mauricio’s and Mr. Nalbandian’s equity compensation in line with that of such executive officers. In addition, the Compensation Committee considered the additional responsibilities that Ms. Mauricio and Mr. Nalbandian assumed with their respective promotions, as well as the important role played by Ms. Mauricio and Mr. Nalbandian in the Company, and determined that the “cliff” vesting aspect of such equity grant is essential to Ms. Mauricio’s and Mr. Nalbandian’s retention. The Compensation Committee has no plans to issue similar special equity awards in the near future.
Percentage of Incentive Compensation
We believe our annual cash and LTIP incentive awards motivate our named executive officers to seek sustained positive financial performance. A significant portion of the named executive officers’ compensation consists of incentive compensation that is based on the achievement of objective financial performance measurements. The equity-based component of such compensation exposes management to the risk that our stock value will go down and both components are conditioned on the named executive officer staying employed with us for a significant period of time.
For 2025, the percentage of non-equity targeted incentive compensation to total targeted compensation (including restricted stock units) of the named executive officers ranged from approximately 48% to 52%, and the equity component percentage of each of the named executive officers’ total targeted compensation (including restricted stock units) ranged from approximately 23% to 33%. Of their 2025 total targeted compensation (including restricted stock units), the percentage of each named executive officer’s total target compensation that was forfeitable ranged from approximately 46% to 67%.
Corporate Tax Deductibility of Compensation in Excess of $1 Million a Year
We consider the tax rules associated with various forms of compensation when designing our compensation programs. However, to maintain flexibility to compensate our executive officers in a manner designed to promote short- and long-term corporate goals and objectives, the Compensation Committee has not adopted a policy that all compensation must be deductible to the Company and has paid, and will continue to pay, compensation that is not deductible.
Accounting Treatment
When designing the elements of compensation, the Compensation Committee considers the impact of accounting treatment and avoids structuring equity awards that would require that they be marked to market at the end of each accounting period as those types of awards could result in additional expense to the Company or additional net income to the Company based upon their periodic change in value. However, the Compensation Committee may in the future grant equity awards that may be subject to such accounting treatment.
Retirement Plans, Severance Arrangements, and Change of Control Agreements
Retirement Plans
Until 2013 we provided our retirement benefits solely through our 401(k) Plan, pursuant to which we made a matching contribution of $21,630 for the account of Mr. Guzzi, Ms. Mauricio and Mr. Nalbandian for 2025. We based the amount of our contribution for the named executive officers on a formula set forth in the terms of the 401(k) Plan that applies to all participants in such plan.
Effective with calendar year 2013, we adopted our Voluntary Deferral Plan, a non-qualified deferred compensation plan offered to a select group of employees with annual salaries of at least $175,000, including our named executive officers. See the Table under “Non-Qualified Deferred Compensation” on page 36 and the accompanying narrative disclosure for information regarding deferrals and Company credits made in respect of 2025, which such credits are recommended by the Company’s Retirement Committee and approved by the Compensation Committee.

Severance Arrangements
The Company entered into a severance agreement with Mr. Guzzi in 2005. In 2016, the Company entered into a severance agreement with Ms. Mauricio and, in 2024, the Company entered into a severance agreement with Mr. Nalbandian, in each case upon such person’s promotion to a named executive officer of the Company. The terms of the severance agreements reflected market practice and advice provided to the Compensation Committee by Mercer and outside counsel engaged by the Compensation Committee and generally took into account the named executive officer’s past accomplishments. Each such agreement provides that if the named executive is terminated without cause or if such executive terminates such executive’s employment for good reason, such executive will be entitled to a severance benefit equal to (a) two years of such executive’s annual base salary and (b) a prorated amount of such executive’s annual incentive awards.
The severance agreements and other enhanced severance benefits referred to in this Section as well as the terms “cause” and “good reason” are described commencing on page 37 under “Potential Post Employment Payments — Severance Agreements.”
In addition, if the named executive officer’s employment is terminated without “cause,” he/she terminates his/her employment for “good reason” or his/her employment is terminated by reason of his/her permanent disability, as those terms are defined on page 40 under “Potential Post Employment Payments — Long Term Incentive Plan,” or if the named executive officer dies or retires at age 65 or older (or, effective on or after October 24, 2023, at age 60 or older if the named executive officer has 20 or more years of qualifying service), we will under the LTIP provide such named executive officer with:
•	all the shares issuable in respect of his or her LTIP restricted stock units no later than six months after the named executive officer’s termination date; and
•
with respect to each measurement period then in effect, a prorated amount of the LTIP performance-based cash incentive award that he/she would have received had he or she remained in our employ during the entire measurement period.

Change of Control Agreements
Each of our named executive officers is a party to a change of control agreement, sometimes labeled as a “continuity agreement,” providing them with security so that, if we experience a change of control, they can focus on our business and make decisions which are in our best interests and the best interests of our stockholders, even if such decisions lead to their departure. In addition, such agreements provide these individuals with an incentive to stay with the Company during the transition to new ownership.
These change of control agreements provide for enhanced severance benefits if, within two years of the date we experience a change of control, the executive terminates his/her employment for good reason or the executive’s employment is terminated involuntarily, other than for cause, death or permanent disability. The enhanced severance benefits payable in the event of a termination of employment after a change of control are described under “Potential Post Employment Payments — Change of Control Arrangements” commencing on page 42. If severance benefits are paid to a named executive officer under a change of control agreement, no payments are to be made to him/her under his/her severance agreement. The terms and provisions of the change of control agreements reflected competitive market practices and advice provided by Mercer and outside counsel to the Company and were not derived primarily from a negotiation process with our executives. The term “change of control” as used in the change of control agreements is defined on page 43.
Excise Tax Gross-Ups
The severance payments and other payments and benefits our named executive officers would receive in connection with a change of control could trigger an excise tax, payable by our named executive officers. Ms. Mauricio and Mr. Nalbandian are not entitled to any gross-up payment with respect to such excise tax under the terms of their change of control agreements executed in 2016 and 2024, respectively. Mr. Guzzi’s change of control agreement, executed in 2004, before we changed our policy on such payments, provides that the Company make a gross-up payment so that he receives the same economic benefit he would have received if the excise tax were not imposed. Such gross-up payment would be provided even though we cannot deduct it from our own taxable income.

COMPENSATION COMMITTEE REPORT
The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report.
The following is the report of the Compensation and Personnel Committee for the year ended December 31, 2025.
We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with EMCOR’s management.
Based on the review and discussions referred to in the immediately preceding paragraph, we recommended to EMCOR’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference into the Company’s Form 10-K for the year ended December 31, 2025.

By:	Compensation and Personnel Committee

John W. Altmeyer, Chairperson
M. Kevin McEvoy
Steven B. Schwarzwaelder

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2025, the Compensation Committee was responsible for matters concerning executive compensation.
Messrs. Altmeyer, McEvoy and Schwarzwaelder served as members of the Compensation Committee during 2025.
No person who was a member of the Compensation Committee during 2025:
•	was at any time during 2025 an officer or employee of ours or any of our subsidiaries;
•	was formerly an officer of ours or of any of our subsidiaries; or
•	has or had any relationship requiring disclosure by us under any paragraph of Item 404 of Regulation S-K of the Securities and Exchange Commission.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
The following Table sets forth information with respect to the compensation of our Chief Executive Officer, our Chief Financial Officer, and our other executive officers during 2025, who we refer to collectively as the “named executive officers,” for each of fiscal years 2025, 2024 and 2023.
Summary Compensation Table for Fiscal Years 2025, 2024 and 2023

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Anthony J. Guzzi Chairman, President and Chief Executive Officer	2025	$1,325,000	—	$3,505,903	—	$9,375,000	$174,727	$14,380,630
	2024	$1,275,000	—	$3,396,182	—	$9,112,500	$175,376	$13,959,058
	2023	$1,235,000	—	$2,699,984	—	$7,728,750	$159,271	$11,823,005
Maxine L. Mauricio Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary	2025	$650,000	—	$787,124	—	$2,614,750	$127,316	$4,179,190
	2024	$630,000	—	$2,767,649	—	$2,378,000	$124,535	$5,900,184
	2023	$600,000	—	$1,253,619	—	$2,170,000	$110,397	$4,134,016
Jason R. Nalbandian Senior Vice President, Chief Financial Officer and Chief Accounting Officer(4)	2025	$600,000	—	$624,207	—	$1,865,000	$86,263	$3,175,470
	2024	$555,000	—	$2,582,530	—	$1,400,000	$96,188	$4,633,718
	2023	$360,000	—	$878,692	—	$1,100,000	$103,554	$2,442,246

(1)
Stock awards reflected in this Table represent for 2023, 2024, and 2025 the aggregate grant date fair value for restricted stock units computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718, disregarding the effect of potential forfeitures. There can be no assurance that these amounts will be realized. These stock awards consist of, for 2023, 2024, and 2025, time-based restricted stock units granted under our LTIP and in the case of Ms. Mauricio and Mr. Nalbandian, 3,000 additional time-based stock units awarded to each of them in December 2023, 2,500 additional time-based stock units awarded to each of them in June 2024, and 2,500 additional time-based stock units awarded to each of them in October 2024, which such stock units will vest in December 2026, June 2027, and October 2027, respectively. These amounts have been determined in accordance with FASB ASC Topic 718 by multiplying the number of restricted stock units granted by the closing price of the Common Stock on the date of grant.

(2)
The amounts reported in this column for each year include the annual incentive awards earned in such year based on achievement of pre-established financial performance metrics but paid in cash in the subsequent year. These annual incentive awards earned in 2025 and paid in March 2026 for each of the named executive officers are as follows: Mr. Guzzi, $3,975,000; Ms. Mauricio, $1,400,000; and Mr. Nalbandian, $1,400,000. The amounts reported in this column for each year also include amounts paid in the subsequent year under the LTIP in respect of LTIP Cash Target Bonuses for the measurement period ending during such year. These LTIP amounts for each of the named executive officers for the 2023 – 2025 measurement period were as follows: Mr. Guzzi, $5,400,000; Ms. Mauricio, $1,214,750; and Mr. Nalbandian, $465,000.

(3)
The amounts reported in this column for each named executive officer include: (a) an automobile allowance, reimbursement for auto insurance on such vehicle, and reimbursement for the cost of maintenance and repair of such vehicle; (b) reimbursement for monthly dues in a club suitable for entertaining clients and other business contacts; (c) the value of tickets to certain sporting events, as applicable; and (d) premiums paid for $10 million of excess liability insurance. The amounts in this column also include the cost of premiums paid by us for term life insurance for each named executive officer, which such amounts for 2025 were as follows: Mr. Guzzi, $14,110; Ms. Mauricio, $5,274; and Mr. Nalbandian, $2,407. In addition, the amounts reported in this column include reimbursement for taxes on certain of the foregoing perquisites for each of the named executive officers, which such amounts for 2025 were as follows: Mr. Guzzi, $46,547; Ms. Mauricio, $41,444; and Mr. Nalbandian, $29,951. The amounts also include matching contributions provided by us under our 401(k) Plan, which amount for 2025 was $21,630 for Mr. Guzzi, Ms. Mauricio and Mr. Nalbandian, and basic and supplemental matching credits provided by us under our Voluntary Deferral Plan in 2025 as follows: Mr. Guzzi, $52,650; and Ms. Mauricio, $16,252. No amounts are included in this column for earnings on deferred compensation because the named executive officers do not receive above-market or preferential earnings on compensation that is deferred.

(4)	Mr. Nalbandian was not a named executive officer in 2023.
Proportion of 2025 Salaries to Total 2025 Compensation
The approximate percentage of each named executive officer’s 2025 salary of his or her total 2025 compensation reported, in each case as reflected within the Summary Compensation Table above, is as follows: Mr. Guzzi, 9%; Ms. Mauricio, 16%; and Mr. Nalbandian, 19%. There can be no assurance that the total compensation amounts reported in the Summary Compensation Table will be realized.

CEO Compensation Pay Ratio
In accordance with Item 402(u) of Regulation S-K (the “Pay Ratio Rule”), adopted by the Securities and Exchange Commission pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, using methodologies and assumptions that we determined to be reasonable and appropriate to fulfill the requirements of the Pay Ratio Rule and the instructions and guidance promulgated by the Securities and Exchange Commission, we made the following determination with respect to the fiscal year beginning January 1, 2025:
(i)	The median of the annual total compensation of all of our employees, determined as described below and excluding Mr. Guzzi, our Chairman, President and Chief Executive Officer, was $87,632;
(ii)	Mr. Guzzi’s annual total compensation for 2025, as shown in the Summary Compensation Table on page 28, was $14,380,630; and
(iii)	The ratio of Mr. Guzzi’s 2025 annual total compensation was approximately 164 times that of our median employee.
For 2025, we calculated our median employee compensation based upon the median employee identified by us in 2024 based upon compensation in 2023. We believe there has been no significant change during 2025 to our employee population or employee compensation arrangements that would significantly affect the pay ratio disclosure. In 2025, we identified our median employee based upon the amount set forth as “Wages, tips and other compensation” on Form W-2 with respect to all employees who were employed by us or one of our consolidated subsidiaries on December 31, 2023. This determination excluded Mr. Guzzi and approximately 125 employees of subsidiaries acquired by us in 2023. In determining the median employee, we included the non-annualized base salaries of project-based union and non-union employees. Because some of those employees only worked for us for a few months during 2023 and then departed after the completion of the project or turnaround, as applicable, for which they were hired, the median number is lower than it would be if we had been permitted to annualize the salaries of such employees or exclude them from the calculation. We calculated such median employee’s annual total compensation for 2025 as set forth above using the same methodology we used to calculate Mr. Guzzi’s annual total compensation in the Summary Compensation Table.

Pay versus Performance
In accordance with Item 402(v) of Regulation S-K (the “Pay Versus Performance Rule”), adopted by the Securities and Exchange Commission pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the following table (the “Pay Versus Performance Table”), and the disclosures below, illustrate the relationships between executive compensation actually paid to our principal executive officer (“PEO”) and the average of the executive compensation actually paid to the named executive officers other than the PEO as a group, on one hand, and select financial metrics on the other hand, across our last five (5) completed fiscal years. Refer to the Compensation Discussion and Analysis commencing on page 16 for additional information regarding our pay-for-performance philosophy and how target and actual compensation aligns with our performance. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown.
Compensation actually paid, as required under the Pay Versus Performance Rule, reflects the adjustments to unvested and vested equity awards during the years shown in the table below, and does not reflect the actual amounts of compensation earned or paid to our PEO and other named executive officers as a group for the applicable year. Compensation actually paid generally fluctuates due to increases or decreases in our stock price.

Pay Versus Performance
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1), (3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2), (3)	Value of Initial Fixed $100 Investment Based On:			Net Income(6)	Adjusted Earnings per Share(7)
					Total Share-holder Return(4)	New Peer Group Total Share-holder Return(5)	Old Peer Group Total Share-holder Return(5)
2025	$14,380,630	$21,445,529	$3,677,330	$6,175,376	$680.65	$189.72	$219.76	$1,272,817,000	$25.90
2024	$13,959,058	$27,156,802	$3,814,076	$6,099,851	$504.06	$158.87	$182.40	$1,007,145,000	$21.54
2023	$11,823,005	$16,272,166	$4,335,503	$5,503,974	$238.61	$135.24	$158.19	$632,994,000	$13.37
2022	$11,420,501	$12,993,704	$3,933,473	$3,977,758	$163.42	$114.48	$114.87	$406,122,000	$8.12
2021	$11,024,040	$14,315,189	$3,819,102	$5,245,458	$139.93	$121.12	$127.67	$383,532,000	$7.04

(1)	For all years reported, the PEO was Anthony J. Guzzi, Chairman, President, and Chief Executive Officer.
(2)
For 2021-2023, the non-PEO named executive officers were: Mark A. Pompa, Executive Vice President and Chief Financial Officer; R. Kevin Matz, Executive Vice President — Shared Services; and Maxine L. Mauricio, Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary. For 2024, the non-PEO named executive officers were: Maxine L. Mauricio, Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary; Jason R. Nalbandian, Senior Vice President, Chief Financial Officer (effective April 1, 2024) and Chief Accounting Officer; Mark A. Pompa, Executive Vice President and Chief Financial Officer (January 1, 2024 to April 1, 2024); and R. Kevin Matz, Executive Vice President — Shared Services (January 1, 2024 to April 1, 2024). For 2025, the non-PEO named executive officers are: Maxine L. Mauricio, Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary; and Jason R. Nalbandian, Senior Vice President, Chief Financial Officer and Chief Accounting Officer. Messrs. Pompa and Matz stepped down as named executive officers effective as of April 1, 2024, with Mr. Matz departing the Company effective April 1, 2024 and Mr. Pompa departing the Company effective June 28, 2024, having worked part-time between April 1, 2024 and June 28, 2024. The total 2024 compensation for each of Messrs. Pompa and Matz included in this table reflects the fact that they only earned salaries for part of the year.

(3)
To calculate “compensation actually paid,” adjustments were made to the amounts of total compensation reported in the Summary Compensation Table on page 28. A reconciliation, showing the adjustments for the PEO as well as the non-PEO named executive officers as a group, is shown below on page 31.

(4)	Total Shareholder Return assumes the investment of $100 in our common stock on December 31, 2020 as well as the reinvestment of all dividends.
(5)
Due to the growth in our market capitalization and our inclusion in the S&P 500, the Company has changed its selected peer group for purposes of calculating the “Peer Group Total Shareholder Return” from the S&P 400 Capital Goods Index to the S&P 500 Industrials Index. While the Company intends to utilize the S&P 500 Industrials index as its selected peer group going forward, this table as well as the graph on page 32 provides a comparison of our “Total Shareholder Return” against the “Peer Group Total Shareholder Return” for both our new and old selected peer groups.

(6)	Reflects “Net Income” as reported in our audited financial statements included on Form 10-K for each of the years ended December 31, 2025, 2024, 2023, 2022, and 2021.
(7)
Adjusted earnings per share represents the Company-Selected Measure, which we believe represents the most important financial performance measure used to link compensation actually paid to our named executive officers to company performance. Adjusted earnings per share is defined on page 19 under “Annual Incentive Program.”

The following tabular list sets forth the other financial measures which, in our assessment, represent the most important financial performance measures that we use to link compensation actually paid to our named executive officers, for the most recently completed fiscal year, to company performance:

Metric(1)	Type of compensation to which metric applies
Adjusted earnings per share	Annual Incentive Program
LTIP Cash Target Bonuses
Adjusted operating income	Annual Incentive Program
Adjusted positive operating cash flow	Annual Incentive Program

(1)
The metrics described in this table apply to the compensation of all named executive officers, including the PEO. For a definition of these metrics, please see the Compensation Discussion and Analysis commencing on page 16.

To calculate “compensation actually paid” in the Pay Versus Performance table on page 30, adjustments were made to the amounts of total compensation reported in the Summary Compensation Table on page 28. A reconciliation, showing the adjustments for the PEO as well as the non-PEO named executive officers as a group, is shown below.

Reconciliation of Compensation Actually Paid to PEO	2025	2024	2023	2022	2021
Total compensation per Summary Compensation Table	$14,380,630	$13,959,058	$11,823,005	$11,420,501	$11,024,040
Deduct amounts reported under “Stock Awards” in Summary Compensation Table	$(3,505,903)	$(3,396,182)	$(2,699,984)	$(2,643,739)	$(2,320,597)
Add fair value of awards granted during the year that remain outstanding and unvested as of year-end	$4,694,265	$7,263,762	$3,936,768	$3,088,094	$3,327,682
Change in fair value of awards granted in prior years that remain outstanding and unvested as of year-end	$5,456,893	$9,395,707	$3,208,378	$1,124,764	$2,340,255
Change in fair value of awards granted in prior years that vested in the current year	$419,644	$(65,543)	$3,999	$4,084	$(56,191)
Compensation Actually Paid	$21,445,529	$27,156,802	$16,272,166	$12,993,704	$14,315,189

Reconciliation of Average Compensation Actually Paid to Non-PEO Named Executive Officers as a Group	2025	2024	2023	2022	2021
Average total compensation per Summary Compensation Table	$3,677,330	$3,814,076	$4,335,503	$3,933,473	$3,819,102
Deduct amounts reported under “Stock Awards” in Summary Compensation Table	$(705,666)	$(1,528,882)	$(913,080)	$(675,687)	$(631,224)
Add fair value of awards granted during the year that remain outstanding and unvested as of year-end	$943,686	$1,827,174	$1,232,403	$788,982	$904,851
Change in fair value of awards granted in prior years that remain outstanding and unvested as of year-end	$2,204,479	$1,032,362	$848,210	$300,019	$1,166,990
Change in fair value of awards granted in prior years that vested in the current year	$55,547	$955,121	$938	$(369,029)	$(14,261)
Average Compensation Actually Paid	$6,175,376	$6,099,851	$5,503,974	$3,977,758	$5,245,458

The following graphs summarize the relationships between (i) executive compensation actually paid and total shareholder return (“TSR”) (with a comparison of TSR between the Company and our peer group as discussed above); (ii) executive compensation actually paid and the Company’s net income; and (iii) executive compensation actually paid and our adjusted earnings per share, which is our Company-Selected Measure as discussed above; in each case, across our last five (5) completed fiscal years.

Annual Incentive Awards
Under our Annual Incentive Program, the Compensation Committee establishes annual corporate financial objectives and individual performance goals and objectives for each named executive officer. These objectives are the basis on which a determination is made whether the named executive officer should receive annual incentive awards and, if so, the amount of such award. The annual incentive awards for 2025 and the basis on which they were made are discussed on pages 19 through 21 under “Compensation Discussion and Analysis.” The actual 2025 incentive awards, all of which were paid in cash or deferred under our Voluntary Deferral Plan, are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 28 for each of our named executive officers.
Long Term Incentive Plan
Under the terms of the LTIP, we awarded each of Messrs. Guzzi and Nalbandian and Ms. Mauricio a number of restricted stock units on January 2, 2025. These restricted stock units, which generally vest in full three years from their respective award dates, represent the right to receive an equal number of shares of Common Stock, generally on or about the fourth week in February 2028. We also granted Ms. Mauricio and Mr. Nalbandian a number of restricted stock units in December 2023, June 2024 and October 2024, which generally will vest in full on December 29, 2026, June 6, 2027 and October 29, 2027, respectively.
We also grant potential performance-based cash incentive awards under the LTIP based on our performance for a three-calendar year measurement period commencing with the award year. The amounts paid in respect of the performance-based cash incentive awards granted in 2023 are based on our performance for a measurement period consisting of calendar years 2023 — 2025 and, are included for 2025 in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column on page 28.

In addition, in 2025, we granted Messrs. Guzzi and Nalbandian and Ms. Mauricio an LTIP Cash Target Bonus based upon the measurement period consisting of calendar years 2025 — 2027, which is reflected in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the Grants of Plan-Based Awards for Fiscal Year 2025 Table below on this page 33.
Voluntary Deferral Plan
Mr. Guzzi and Ms. Mauricio each deferred amounts under the Voluntary Deferral Plan for 2025 and received Company base matching credits plus a Company supplemental credit equal to 35% of the base matching credit. This amount was recommended by the Company’s Retirement Committee and approved by the Compensation Committee. All Company matching and supplemental credits are included for 2025 in the Summary Compensation Table under the “All Other Compensation” column on page 28. See “Non-Qualified Deferred Compensation” on page 36 for additional information about the Voluntary Deferral Plan.
The following Table sets forth certain information with respect to the grant of plan-based awards during the 2025 fiscal year to the named executive officers. There were no awards of options to the named executive officers during 2025.
Grants of Plan-Based Awards For Fiscal Year 2025

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Stock Awards: Grant Date Fair Value of Stock Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Anthony J. Guzzi	1/02/2025				7,661(1)	$3,505,903(2)
	2/24/2025	$—(3)	$1,987,500(3)	$3,975,000 (3)
	2/24/2025	$1,753,125(4)	$3,506,250(4)	$7,012,500(4)
Maxine L. Mauricio	1/02/2025				1,720(1)	$787,124(2)
	2/24/2025	$—(3)	$700,000(3)	$1,400,000(3)
	2/24/2025	$393,750(4)	$787,500(4)	$1,575,000(4)
Jason R. Nalbandian	1/02/2025				1,364(1)	$624,207(2)
	2/24/2025	$—(3)	$700,000(3)	$1,400,000(3)
	2/24/2025	$312,188(4)	$624,375(4)	$1,248,750(4)

(1)	Consists of time-based restricted stock units awarded in January 2025 under our LTIP.
(2)	Represents the aggregate grant date fair value of restricted stock units awarded in January 2025 under our LTIP, the fair value of which was computed in accordance with FASB ASC Topic 718.
(3)
These amounts represent estimated payouts for 2025 based upon financial objectives under our Annual Incentive Program at threshold, target, and maximum and assume that no amount is paid with respect to personal goals and objectives. The actual amounts paid in 2025 with respect to this program are disclosed in the Summary Compensation Table on page 28. The threshold amount assumes that no award is made based upon financial objectives, the target amount assumes that the Financial Target Bonus is achieved, and the maximum amount assumes that the Maximum Potential Incentive Award is achieved, in each case, as described under “Annual Incentive Program” commencing on page 19.

(4)
These estimated payouts reflect cash awards made pursuant to our LTIP in respect of the measurement period 2025 — 2027. The threshold, target and maximum amounts correlate to the earnings per share which could be achieved during the period in comparison to the earnings per share objective under the LTIP as described commencing on page 21 under “Compensation Discussion and Analysis — Long Term Incentive Plan.”

The following Table sets forth certain information with respect to unvested outstanding equity awards held by the named executive officers at the end of 2025. There were no unexercised options held by the named executive officers at the end of 2025.
Outstanding Equity Awards at 2025 Fiscal Year-End

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Anthony J. Guzzi	18,355(2)	$11,229,405(2)
	16,031(3)	$9,807,605(3)
	7,673(4)	$4,694,265(4)
Maxine L. Mauricio	4,124(2)	$2,523,022(2)
	3,490(3)	$2,135,147(3)
	1,721(4)	$1,052,891(4)
	3,011(5)	$1,842,100(5)
	2,504(6)	$1,531,922(6)
	2,502(7)	$1,530,699(7)
Jason R. Nalbandian	1,574(2)	$962,957(2)
	2,616(3)	$1,600,443(3)
	1,364(4)	$834,482(4)
	3,011(5)	$1,842,100(5)
	2,504(6)	$1,531,922(6)
	2,502(7)	$1,530,699(7)

(1)
The market value of shares or stock units that have not vested is equivalent to the closing price of a share of our Common Stock on the New York Stock Exchange on December 31, 2025, $611.79, multiplied by the respective number of shares.

(2)
Represents LTIP restricted stock units awarded in January 2023 as well as additional restricted stock units that accrued on that award during 2023, 2024, and 2025 pursuant to dividend equivalent awards equal in value to our cash dividends paid during 2023, 2024, and 2025, which would have been paid with respect to Common Stock underlying such January 2023 award; these restricted stock units vested on January 3, 2026.

(3)
Represents LTIP restricted stock units awarded in January 2024 as well as additional restricted stock units that accrued on that award during 2024 and 2025 pursuant to dividend equivalent awards equal in value to our cash dividends paid during 2024 and 2025, which would have been paid with respect to Common Stock underlying such January 2024 award; these restricted stock units generally are eligible to vest on January 2, 2027.

(4)
Represents LTIP restricted stock units awarded in January 2025 as well as additional restricted stock units that accrued on that award during 2025 pursuant to dividend equivalent awards equal in value to our cash dividends paid during 2025, which would have been paid with respect to Common Stock underlying such January 2025 award; these restricted stock units generally are eligible to vest on January 2, 2028.

(5)
Represents restricted stock units awarded in December 2023 to each of Ms. Mauricio and Mr. Nalbandian as well as additional restricted stock units that accrued on that award during 2024 and 2025 pursuant to dividend equivalent awards equal in value to our cash dividends paid during 2024 and 2025, which would have been paid with respect to Common Stock underlying such December 2023 award; these restricted stock units generally are eligible to vest on December 29, 2026.

(6)
Represents restricted stock units awarded in June 2024 to each of Ms. Mauricio and Mr. Nalbandian as well as additional restricted stock units that accrued on that award during 2024 and 2025 pursuant to dividend equivalent awards equal in value to our cash dividends paid during 2024 and 2025, which would have been paid with respect to Common Stock underlying such June 2024 award; these restricted stock units generally are eligible to vest on June 6, 2027.

(7)
Represents restricted stock units awarded in October 2024 to each of Ms. Mauricio and Mr. Nalbandian as well as additional restricted stock units that accrued on that award during 2025 pursuant to dividend equivalent awards equal in value to our cash dividends paid during 2025, which would have been paid with respect to Common Stock underlying such October 2024 award; these restricted stock units generally are eligible to vest on October 29, 2027.

Unvested restricted stock units reported in the Outstanding Equity Awards at 2025 Fiscal Year-End Table set forth above include those restricted stock units awarded in 2023, 2024 and 2025 under our LTIP to each named executive officer and, in the case of Ms. Mauricio and Mr. Nalbandian, an additional 3,000, 2,500 and 2,500 restricted stock units awarded to each of them in December 2023, June 2024 and October 2024, respectively, under our 2010 Incentive Plan. In addition, our executive officers’ unvested restricted stock units outstanding as of December 31, 2025 reflect additional restricted stock units (“Dividend Equivalent Awards”) equal in value to our cash dividends on our Common Stock, which would have been paid in respect of shares of our Common Stock underlying their restricted stock units outstanding as of the dividend payment dates. Restricted stock units awarded in January 2023 (and related Dividend

Equivalent Awards) vested in full on January 3, 2026, restricted stock units awarded in January 2024 (and related Dividend Equivalent Awards) are eligible to vest in full on January 2, 2027, restricted stock units awarded in January 2025 (and related Dividend Equivalent Awards) are eligible to vest in full on January 2, 2028, and the restricted stock units awarded to each of Ms. Mauricio and Mr. Nalbandian in December 2023, June 2024 and October 2024 (and related Dividend Equivalent Awards) are eligible to vest in full on December 29, 2026, June 6, 2027 and October 29, 2027, respectively. However, if we experience a change of control prior to the scheduled vesting date, all unvested restricted stock units (and related Dividend Equivalent Awards) will vest in full at that time and shares of our Common Stock will be issued in respect of them. If the employment of a named executive officer is terminated by us without cause or by him/her for good reason, or if his/her employment terminates by reason of his/her death, permanent disability, or retirement upon reaching (a) age 65 or (b) effective on or after October 24, 2023, age 60 and having at least 20 years of qualifying service, the restricted stock units awarded to him/her under our LTIP will vest in full at such time and the shares of our Common Stock to be issued in respect of such restricted stock units will be issued thereafter. If the employment of Ms. Mauricio or Mr. Nalbandian is terminated by us without cause, or by such named executive officer for good reason, or if such named executive officer’s employment terminates by reason of their permanent disability, then a pro-rata portion of the December 2023, June 2024 and October 2024 restricted stock unit awards shall become immediately and fully vested and a pro-rata number of shares of our Common Stock will be issued in respect of such awards. In the event of the death of Ms. Mauricio or Mr. Nalbandian, the entirety of these awards shall become immediately and fully vested and shares of our Common Stock will be issued. For all unvested restricted stock units, if the employment of a named executive officer is terminated by us for cause or he/she terminates his/her employment without good reason, before his/her restricted stock units vest, he/she will forfeit the restricted stock units (and related Dividend Equivalent Awards). The terms “cause,” “good reason,” “change of control,” and “permanent disability” are defined for purposes of all stock unit awards similarly to those definitions commencing on page 40 under “Potential Post Employment Payments — Long Term Incentive Plan.”
The following Table sets forth with respect to each named executive officer certain information with respect to stock awards that vested during fiscal year 2025. No options were held by the named executive officers in fiscal year 2025.
Stock Vested in Fiscal Year 2025

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Anthony J. Guzzi	20,995	$9,944,282
Maxine L. Mauricio	4,433	$2,099,690
Jason R. Nalbandian	1,146	$542,803

(1)
The value realized is equivalent to the closing price of a share of our Common Stock on the New York Stock Exchange on the date that the restricted stock unit award vested, multiplied by the number of shares acquired upon vesting.

NON-QUALIFIED DEFERRED COMPENSATION
As indicated above, certain of our employees, including each named executive officer, are permitted to defer compensation under the Company’s Voluntary Deferral Plan in order to make them whole for compensation limits imposed under our 401(k) Plan, enabling additional savings for retirement on a tax deferred basis.
The Voluntary Deferral Plan permits an eligible employee to defer annually up to one-half of that portion of his/her base salary in excess of the limits described in Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, referred to herein as the “Code” (for 2025, the limit was $350,000) and/or up to 100% of any annual cash bonus and/or cash incentive payments to him/her. A participating employee’s account is also credited with a Company matching credit of up to 4% on deferrals, but not in excess of 4% of base salary in excess of the federal tax limit described above, plus possible Company supplemental credits. Accounts under the Voluntary Deferral Plan are credited with hypothetical earnings and losses based on notional investments (mutual funds) selected by the participating employee in accordance with the Voluntary Deferral Plan terms. Accounts would also be distributable upon a change of control of the Company.
Accounts deferred in 2013 are payable in a lump sum following the participant’s termination of employment and accounts deferred on or after January 1, 2014 are payable in either a lump sum or, provided the participant’s employment terminates after he/she has reached age 59-1/2, in five annual installments following termination of employment, as elected for each year’s deferral by the participant at the time of deferral election.
The following Table sets forth certain information regarding (a) deferrals and matching credits under our Voluntary Deferral Plan during fiscal year 2025 with respect to the accounts of those of our named executive officers who participated in the Voluntary Deferral Plan and (b) each such executive officer’s account balance as of December 31, 2025.

Name	Executive Contributions in Last Fiscal Year(1)	Company Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Withdrawal Distributions	Aggregate Balance at Last Fiscal Year End(4)
Anthony J. Guzzi	$172,250	$52,650	$279,481	$—	$2,215,001
Maxine L. Mauricio	$242,548	$16,252	$195,255	$—	$1,699,551

(1)	Amounts reported in this column are included in the Summary Compensation Table on page 28 under Salary and Non-Equity Incentive Plan Compensation.
(2)	Amounts reported in this column are included under All Other Compensation in the Summary Compensation Table on page 28.
(3)
This column includes earnings (and losses) on deferred compensation balances. Such amounts are not “above-market” or “preferential” earnings and, therefore, are not reported as compensation in the Summary Compensation Table on page 28.

(4)
This column reflects the aggregate amounts deferred by each named executive officer under the Voluntary Deferral Plan plus the aggregate credits provided by the Company and invested earnings on such deferrals and credits.

POTENTIAL POST EMPLOYMENT PAYMENTS
Severance Agreements
Messrs. Guzzi and Nalbandian and Ms. Mauricio are parties to severance agreements with us, which we refer to as the “severance agreements.” The severance agreements each provide for specified benefits under certain circumstances should the named executive officer’s employment with us terminate.
Termination by us without Cause or Termination by the Named Executive Officer for Good Reason
The severance agreements for each of Messrs. Guzzi and Nalbandian and Ms. Mauricio provide that if such named executive officer’s employment is terminated by us without “cause” (defined below) or if he/she terminates his/her employment for “good reason” (defined below), we will pay the named executive officer an amount equal to twice his/her annual base salary in effect immediately prior to his/her termination. We will pay this amount to the applicable named executive officer in eight equal installments. In addition, we will pay to the named executive officer all unpaid amounts for his/her annual incentive awards for any calendar year ended before the date of termination. We will also pay the named executive officer an amount equal to a prorated portion of his/her targeted annual incentive award based on his/her personal goals and objectives for the year in which his/her termination takes place and a prorated portion of the annual incentive award based upon our financial performance that he/she would have received had he/she been employed for the entire year. We will calculate these amounts by multiplying the applicable incentive award amount by a fraction, the numerator of which is the number of days in the calendar year in which the termination occurs that he/she was employed by us and the denominator of which is 365.
We will also provide, at our expense, coverage for the named executive officer (and, to the extent applicable, his/her eligible dependents) under our medical, dental and hospitalization insurance plans for a period of 18 months from the date of termination. In addition, we will provide, at our expense, coverage under our group life and accidental death and dismemberment insurance plans for a period of 12 months from the date of termination. However, if a successor employer of the named executive officer provides comparable coverage, we will stop providing coverage.
No amounts are payable under a severance agreement if the named executive officer’s employment is terminated by us for cause or by him or her without good reason. In addition, no severance benefits are payable under a severance agreement if benefits are payable under a named executive officer’s change of control agreement described commencing on page 42.
Definition of Cause and Good Reason
“Cause” is defined in each such named executive officer’s severance agreement as:
•	the named executive officer committing an action involving willful malfeasance in connection with his/her employment which results in material harm to us;
•
the named executive officer committing a material and continuing breach of the terms of his/her severance agreement if the breach is not cured within 60 days after we provide the named executive officer with written notice of any such breach; or

•	the named executive officer’s conviction of a felony.
For purposes of this definition, no act, or failure to act, on the named executive officer’s part, is deemed “willful” unless done, or omitted to be done, by him/her in bad faith. In addition, cause will only exist if there was no reasonable belief that the named executive officer’s act, or failure to act, was in our best interest and the best interest of our subsidiaries.
“Good reason” is defined in each such named executive officer’s severance agreement as:
•	our reducing the named executive officer’s then annual base salary, except in connection with a similar reduction in salary that applies to all our senior executives;
•	our or one of our subsidiaries failing to pay to the named executive officer any portion of his/her current compensation that is already earned and due;
•
our failure to obtain the assumption (either specifically or by operation of law) of the named executive officer’s severance agreement by any successor to, or assign of, us or any person acquiring substantially all of our assets; or

•	the termination of a specified indemnity agreement in effect between the named executive officer and us.

In addition, Mr. Guzzi’s severance agreement provides that “good reason” also includes any reduction by the Company of his authority, duties, or responsibilities or any removal of him from his current office other than by the Company for cause or as a result of his permanent disability.
Payments in the Event of Permanent Disability
Each such named executive officer’s severance agreement also provides that, in the event of his/her “permanent disability” (defined below), we will provide the same insurance benefits described above in the case of termination of his/her employment by us without cause or by him/her for good reason.
In the event of permanent disability, we will also pay the named executive officer a lump sum payment equal to:
•
all unpaid amounts in respect of any annual incentive award for any calendar year ending before the calendar year in which such termination occurs, which would have been payable had the named executive officer remained employed by us until the date such annual incentive award would otherwise have been paid; plus

•	a prorated amount of his or her targeted annual incentive awards for the year in which his/her employment terminates.
“Permanent disability” exists if the named executive officer has been absent from his/her duties on a full-time basis for a period of six consecutive months as a result of his/her incapacity due to physical or mental illness.
Payments in the Event of Death
Each such named executive officer’s severance agreement also provides for payment upon the named executive officer’s death to his or her estate or his or her designated beneficiaries of a lump sum equal to:
•
three months of his or her base salary and any unpaid annual incentive awards as of the date of his or her death for any calendar year ending before the year in which his or her death occurs, which would have been payable had he or she remained employed by us until the date such annual incentive awards would otherwise have been paid; plus

•	a prorated amount of his or her targeted annual incentive awards for the year in which his or her death occurs.
Non-Competition Restriction
Each severance agreement also provides that for two years following termination of the named executive officer’s employment, he/she will not, directly or indirectly, own, manage, operate, conduct, control or participate, as a director, officer, employee, consultant, partner, or equity owner or otherwise, in the ownership, management, operation, conduct or control of, or accept employment with, or be connected in any manner with, any business that is in competition with us or any of our subsidiaries. This restriction does not apply to ownership of 2% or less of the debt or equity securities of corporations listed on a registered securities exchange. The restriction applies in any state in the United States where we or any of our subsidiaries conduct business.
However, the named executive officer will not be deemed to be so involved with a competing business if:
•
no more than 20% of its consolidated revenues (based on its most recently completed fiscal year) is attributable to one or more business activities, which we refer to as “Incidental Competitive Activities,” that are in competition with us or one of our subsidiaries; and

•	the named executive officer is not engaged directly or indirectly in such Incidental Competitive Activity.
The named executive officer will be released from his/her non-competition obligation if he/she waives his/her right to receive his/her severance benefits.
Non-Solicitation Restriction
For one year following the termination of his/her employment, each named executive officer also has agreed in his/her severance agreement that he/she will not on his/her own or anyone else’s behalf:
•
solicit, encourage, or participate in soliciting or encouraging, any customer or supplier of ours or of any of our subsidiaries, or any other person or entity, to terminate or adversely alter such person’s or entity’s customer, supplier, or other relationship with us or any of our subsidiaries; or

•
hire any person who at the time of offer of employment or within six months prior to such offer was an employee of ours or any of our subsidiaries or encourage or participate in soliciting or encouraging any employee of ours or any of our subsidiaries to terminate (or otherwise adversely alter) his/her employment relationship.

Long Term Incentive Plan
Under our LTIP, we award each named executive officer annually a number of restricted stock units under the 2010 Incentive Plan in respect of which, following a scheduled vesting date, we will issue an equal number of shares of our Common Stock. The LTIP is more fully described commencing on page 21 under “Compensation Discussion and Analysis” under the heading “Long Term Incentive Plan.” In addition, under the LTIP each named executive officer is also entitled to a performance-based cash incentive award if we achieve a pre-determined earnings per share objective for a three-year measurement period.
LTIP Restricted Stock Units
A number of shares of our Common Stock equal to the named executive officer’s LTIP restricted stock units are to be issued to him/her prior to the scheduled vesting date if:
•
we experience a “change of control” (which we define below) (provided that the Compensation Committee does not reasonably determine that the change of control is not an event described in Section 409A(a)(2)(A)(v) of the Internal Revenue Code);

•	we terminate the named executive officer’s employment without “cause” (which we define below);
•	the named executive officer terminates his/her employment for “good reason” (which we define below);
•	the named executive officer retires upon reaching (a) age 65 or (b) effective on and after October 24, 2023, age 60 and having at least 20 years of qualifying service;
•	the named executive officer becomes permanently disabled and his/her employment terminates as a result; or
•	the named executive officer dies.
In such event, the vesting of the shares of our Common Stock will occur as of the date of the change of control or such termination of employment. However, in the case of termination of employment, that distribution will be delayed for six months following the named executive officer’s termination of employment if necessary to avoid any tax under Section 409A of the Code.
If we terminate a named executive officer’s employment for cause or the named executive officer resigns without good reason, he/she will forfeit his/her unvested LTIP restricted stock units.
Performance-Based Cash Incentive Awards
In addition, if, during one or more LTIP measurement periods, a named executive officer’s employment is terminated under circumstances described above entitling him/her to receive shares of our Common Stock in respect of his/her LTIP restricted stock units, he/she also will be entitled to a prorated portion of the amount of his/her performance-based cash incentive award for each measurement period that he/she would have received had he/she been employed by us during the entire measurement period. This amount is equal to that performance-based cash incentive award for each such measurement period multiplied by a fraction, the numerator of which is the number of full and partial months that have elapsed during the measurement period as of his/her termination date, and the denominator of which is the total number of months making up the measurement period. We would make these payments to our named executive officers at such time as the payment would have been made had there been no termination of employment. If during one or more measurement periods there is a change of control, then promptly thereafter we would pay each named executive officer his/her performance-based cash incentive award under the LTIP for each such measurement period as if the Company had achieved the targeted earnings per share objective for such measurement period. If there had been a change of control as of December 31, 2025, such named executive officers would have been entitled to receive (a) the actual amount of his/her performance-based cash incentive award for the 2023 – 2025 period, and (b) the amount of his/her performance-based cash incentive awards as if the targeted earnings per share objective had been achieved for the 2024 – 2026 and 2025 – 2027 periods. Performance-based cash incentive awards under the LTIP are more fully described commencing on page 21 under “Compensation Discussion and Analysis” under the heading “Long Term Incentive Plan.”

If, as of December 31, 2025, we had terminated the employment of a named executive officer for cause or the named executive officer had resigned without good reason, then he/she would not have been entitled to payment in respect of any performance-based cash incentive award under the LTIP for any measurement period.
Definition of Cause, Good Reason, Change of Control and Disability
For purposes of the LTIP, “cause,” generally, means:
•	the named executive officer committing an action involving willful malfeasance in connection with his/her employment which results in material harm to the Company;
•	the named executive officer’s conviction of a felony; or
•	the named executive officer’s substantial and repeated failure to perform duties as directed by our Chief Executive Officer or, in the case of our Chief Executive Officer, our Board.
“Good reason,” generally, means:
•	a reduction in the named executive officer’s then base salary (except in connection with a reduction generally applicable to all our senior executives); or
•	the failure to pay any portion of the named executive officer’s compensation that is earned and due.
“Change of control” has substantially the same meaning as in the change of control agreements described under “Change of Control Arrangements” on page 42 and “permanent disability” has the same meaning as described under “Potential Post Employment Payments — Severance Agreements” on page 38.
Voluntary Deferral Plan
Mr. Guzzi and Ms. Mauricio each currently participate in our Voluntary Deferral Plan. Under such plan, following the termination of a participant’s employment, such participant is to be paid the balance of his/her account representing his/her deferred compensation, the Company’s matching credits, and hypothetical earnings and losses on notional account investments. Deferrals made in 2013 and related Company matching (including supplemental) credits, as adjusted for notional investment experience, are payable in a lump sum following termination of employment, and deferrals and related credits, as adjusted for notional investment experience, made after 2013 are payable in a lump sum or up to five annual installments following the participant’s termination of employment, as elected by the executive at the time of the initial deferral. Account balances are also payable to an executive upon a change in control of the Company. The Voluntary Deferral Plan is further discussed under “Non-Qualified Deferred Compensation” on page 36.
Special Equity Awards
In December 2023, in connection with Ms. Mauricio’s promotion to Chief Administrative Officer and Mr. Nalbandian’s promotion (effective April 1, 2024) to Chief Financial Officer, the Compensation Committee awarded 3,000 restricted stock units to each of Ms. Mauricio and Mr. Nalbandian under the 2010 Incentive Plan, entitling each of them to receive an equal number of shares of our Common Stock provided such named executive officer is employed by us until December 29, 2026. Subsequently, on each of June 6, 2024 and October 29, 2024, the Compensation Committee awarded 2,500 restricted stock units to each of Ms. Mauricio and Mr. Nalbandian, entitling each of them to receive an equal number of shares of our Common Stock provided such named executive officer is employed by us until June 6, 2027 and October 29, 2027, respectively. None of our executive officers received special equity awards in 2025. If, before we issue the shares underlying such restricted stock units, the employment of Ms. Mauricio or Mr. Nalbandian is terminated by us without cause, if either named executive officer terminates their employment with us for good reason, or if either named executive officer is permanently disabled, then a pro-rata portion of such awards shall become immediately and fully vested. In the event of Ms. Mauricio’s or Mr. Nalbandian’s death or a change in control of the Company, then the entirety of such awards shall become immediately and fully vested. In the event of a termination of Ms. Mauricio’s or Mr. Nalbandian’s employment by us for cause or by such named executive officer without good reason, all such stock units will be forfeited. The terms “cause,” “good reason,” “change of control,” and “permanent disability” are substantially the same as those terms are described on page 40 under “Potential Post Employment Payments — Long Term Incentive Plan.”

Severance Benefits Table
The following Table sets forth for each of Mr. Guzzi, Ms. Mauricio and Mr. Nalbandian (a) cash payments and the value of benefits continuation under his/her severance agreement as described commencing on page 37 to which he/she would have been entitled if his/her employment had been terminated on December 31, 2025 by the Company without cause, by him/her for good reason, or upon his/her death or disability, (b) the value as of December 31, 2025 of (i) shares issuable to him/her in respect of his/her restricted stock units and (ii) his/her pro rata performance-based cash incentive awards under our LTIP, in each instance, that he/she would have been entitled to upon termination of his/her employment on December 31, 2025 by the Company without cause, by him/her for good reason, or upon his/her death or disability or retirement, and (c) the value of his/her account under the Company’s Voluntary Deferral Plan as of December 31, 2025 to which he/she would be entitled upon his/her termination of employment on that date. The value of the shares has been calculated by multiplying the number of such shares by the closing price on the New York Stock Exchange of a share of our Common Stock on December 31, 2025 ($611.79). The value of benefits continuation is based on the Company’s estimate of the cost of providing (a) healthcare coverage for the named executive officer and his/her eligible dependents for an 18-month period under his/her current plan option and coverage level and (b) life insurance and accidental death and dismemberment insurance equivalent to his/her current group coverage for 12 months. The cash payment in respect of the LTIP performance-based cash incentive awards assumes that for each relevant measurement period ending after December 31, 2025, actual earnings per share equaled the targeted earnings per share objective for such measurement period, and the cash payment in respect of the performance-based annual incentive award included in clause (a) of the first sentence of this paragraph assumes the achievement of targeted levels.

	Cash Payment under Severance Agreement	Cash Equivalent of Shares Issuable in Respect of Accelerated Vesting of Stock Units	Cash Payment in Respect of LTIP Performance- Based Cash Incentive Awards(a)	Value of Account Under Voluntary Deferral Plan	Benefits Continuation	Total
Anthony J. Guzzi
Termination Without Cause or For Good Reason	$4,637,500	$25,731,276	$8,832,917	$2,215,001	$44,790	$41,461,484
Termination by Reason of Death	$2,318,750	$25,731,276	$8,832,917	$2,215,001	$—	$39,097,944
Termination by Reason of Disability	$1,987,500	$25,731,276	$8,832,917	$2,215,001	$44,790	$38,811,484

Maxine L. Mauricio
Termination Without Cause or For Good Reason	$2,100,000	$8,435,361	$1,970,750	$1,669,551	$54,224	$14,229,886
Termination by Reason of Death	$875,000	$10,615,780	$1,970,750	$1,669,551	$—	$15,131,081
Termination by Reason of Disability	$700,000	$8,435,361	$1,970,750	$1,669,551	$54,224	$12,829,886

Jason R. Nalbandian
Termination Without Cause or For Good Reason	$2,100,000	$6,122,183	$1,043,125	$—	$49,364	$9,314,672
Termination by Reason of Death	$875,000	$8,302,602	$1,043,125	$—	$—	$10,220,727
Termination by Reason of Disability	$700,000	$6,122,183	$1,043,125	$—	$49,364	$7,914,672

(a)	Includes actual amounts paid in respect of the LTIP performance period January 1, 2023 – December 31, 2025.

Change of Control Arrangements
Each of our current named executive officers is a party to a change of control agreement, sometimes labeled as a “continuity agreement,” with us, which we refer to collectively as the “Change of Control Agreements.” The purpose of the Change of Control Agreements is to retain the services of such named executive officers during a potential change of control so that they can focus on our business, making decisions which are in our best interests and the best interests of our stockholders, even if such decisions lead to their departure, and so that we may retain these individuals during that period and the transition to new ownership.
Generally, no benefits are provided under the Change of Control Agreements for any type of termination before a change of control, for termination after a change of control due to death or disability, for termination for cause, or for voluntary termination (other than for good reason). The terms “change of control,” “cause” and “good reason” are defined below.
Each such named executive officer’s Change of Control Agreement generally provides for a severance benefit if we terminate his/her employment without cause or he/she terminates his/her employment for good reason within two years following a change of control. This severance benefit is equal to the sum of three times:
•	his or her annual base salary at the time of the change of control;
•
the higher of (a) his or her annual incentive awards for the year prior to the change of control or (b) the average of his or her annual incentive awards for the three years before the change of control; and

•	solely with respect to Mr. Guzzi, the value of perquisites provided in respect of the year prior to the change of control.
In addition, under the Change of Control Agreements, with respect to the year in which the change of control occurs, each such named executive officer also is entitled to a pro rata amount of the higher of (a) his or her annual incentive awards for the year prior to the change of control or (b) the average of his or her annual incentive awards for the three years prior to the change of control.
Other severance benefits include outplacement assistance and a continuation of healthcare coverage and life insurance benefits for three years. Each such named executive officer agreed that he or she would retain in confidence all of our confidential information.
If the severance benefits provided for under the Change of Control Agreements are paid to such named executive officers and/or if, in connection with a change of control, other payments or distributions are made by us to, or for the benefit of, such named executive officers, or other benefits are conferred upon them, pursuant to the terms of any other agreement, policy, plan or program, they might constitute an “excess parachute payment” within the meaning of Section 280G of the Code, on which an excise tax would be due. In that case, under the Change of Control Agreement for Mr. Guzzi, which was signed on December 25, 2004, Mr. Guzzi would also be entitled to such additional payments as may be necessary to ensure that the net after-tax benefit of all such amounts shall be equal to his respective net after-tax benefits as if no excise tax had been imposed. Ms. Mauricio’s and Mr. Nalbandian’s Change of Control Agreements do not provide for such additional payments but instead reduce the amount payable to such named executive officer so that such benefits will not be deemed an “excess parachute payment.”
As described above under “Potential Post Employment Payments  —  Long Term Incentive Plan” commencing on page 39, “Potential Post Employment Payments  —  Voluntary Deferral Plan” on page 40 and “Potential Post Employment Payments — Special Equity Awards” on page 40, performance-based cash incentive awards under the LTIP and the LTIP restricted stock units, as well as the special equity awards to Ms. Mauricio and Mr. Nalbandian described above, will also vest upon, and be payable following, a change of control, and account balances under the Voluntary Deferral Plan will be payable upon a change of control.

Definition of Change of Control, Cause and Good Reason
For purposes of the Change of Control Agreements, a “change of control” means, in general, the occurrence of:
•	a person or group of persons acquiring 25% or more of our voting securities;
•
our stockholders approving a merger, business combination or sale of our assets, with the holders of our Common Stock prior to such transaction owning less than 65% of the voting securities of the resulting corporation; or

•
our Incumbent Directors failing to constitute at least a majority of our Board during any two-year period. An “Incumbent Director” is defined, generally, as a director who was serving as such before the beginning of such two year period or, if not a director at such time, generally, if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors.

“Cause” is defined as:
•	the named executive officer’s willful and continued failure to perform substantially his or her duties for us (other than by reason of physical or mental illness);
•	his or her conviction of, or plea of guilty or nolo contendere to, a felony; or
•	his or her willful engagement in gross misconduct which is materially and demonstrably injurious to us.
“Good Reason” is defined as occurring if:
•	the named executive officer’s annual base salary is reduced;
•
his or her annual incentive awards are reduced below the higher of (a) the annual incentive awards paid or payable to him or her in respect of the year before the change of control or (b) the average of his or her annual incentive awards paid or payable to him or her in respect of the three years prior to the change of control;

•	his or her duties and responsibilities are materially and adversely reduced;
•	the program of incentive compensation and retirement and insurance benefits offered to him or her are materially and adversely reduced;
•	he or she is required to relocate more than 50 miles from his or her primary work location before the change of control; or
•	his or her Change of Control Agreement is not assumed by a successor to the Company.

Change of Control Benefits Table
The following Table sets forth for each of Mr. Guzzi, Ms. Mauricio and Mr. Nalbandian (a) cash payments and the value of benefits continuation under his/her Change of Control Agreement as described commencing on page 42 to which he/she would have been entitled upon a change of control and termination of his/her employment on December 31, 2025 by the Company without cause or by him/her for good reason, (b) the value as of December 31, 2025 of (i) shares issuable to him/her in respect of his/her restricted stock units and (ii) his/her performance-based cash incentive awards under our LTIP as described on page 39, in each instance, to which he/she would have been entitled upon a change of control on December 31, 2025, and (c) the value of his/her account under the Company’s Voluntary Deferral Plan as of December 31, 2025 to which he/she would be entitled by reason of a change of control. In addition, it sets forth for Mr. Guzzi the amount that would have been paid to him under his Change of Control Agreement to compensate him for the excise tax, if any, payable on the compensation received as a result of termination of his employment upon such change of control and such additional amounts as may be necessary to ensure that the net after-tax benefits of the amounts payable to him under his Change of Control Agreement and other benefits are equal to the net after tax benefits as if no excise tax, if any, had been imposed. The value of the shares has been calculated by multiplying the number of such shares by the closing price on the New York Stock Exchange of a share of our Common Stock on December 31, 2025 ($611.79). The value of benefits continuation is based on the Company’s estimate of the cost of providing (a) healthcare coverage for the named executive officer and his/her eligible dependents for a 36-month period under his/her current plan option and coverage level and (b) life insurance and accidental death and dismemberment insurance equivalent to his/her current group coverage for 36 months. The value of outplacement is based on the Company’s estimate of the current cost of obtaining outplacement services for the named executive officer.

	Cash Payment Under Change of Control Agreement	Cash Equivalent of Shares Issuable in Respect of Accelerated Vesting of Stock Units	Cash Payment in Respect of Acceleration of LTIP Performance- Based Cash Incentive Awards(a)	Value of Account Under Voluntary Deferral Plan	Benefits Continuation	Out- Placement	Compensation for Additional Taxation	Total
Anthony J. Guzzi	$19,586,505	$25,731,276	$12,302,500	$2,215,001	$143,371	$54,000	—	$60,032,653
Maxine L. Mauricio	$7,140,000	$10,615,780	$2,742,500	$1,669,551	$132,670	$54,000	—	$22,354,501
Jason R. Nalbandian	$6,500,000	$8,302,602	$1,644,375	$—	$108,063	$54,000	—	$16,609,040

(a)	Includes actual amounts payable in respect of the LTIP performance period January 1, 2023 — December 31, 2025.

DIRECTOR COMPENSATION
The following Table sets forth certain information with respect to the compensation paid to our non-employee directors during fiscal year 2025. Mr. Guzzi, our Chairman, President and Chief Executive Officer, received no additional compensation for serving on the Board.
Director Compensation for Fiscal Year 2025

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(k)	Total ($)
John W. Altmeyer	$130,000(b)	$180,000	$310,000
Amy E. Dahl	$113,500(c)	$180,000	$293,500
Ronald L. Johnson	$115,000(d)	$180,000	$295,000
Carol P. Lowe	$135,000(e)	$180,000	$315,000
M. Kevin McEvoy	$178,000(f)	$180,000	$358,000
William P. Reid	$117,000(g)	$180,000	$297,000
Pat Roche	$—(h)	$120,000	$120,000
Steven B. Schwarzwaelder	$116,000(i)	$180,000	$296,000
Robin Walker-Lee	$130,000(j)	$180,000	$310,000

(a)
Includes an annual cash retainer of $110,000, payable quarterly, under our Director Award Program for each non-employee director other than Mr. Altmeyer, Ms. Dahl and Ms. Lowe, who received an annual cash retainer for 2025 of $55,000 as each of them elected to receive 50% of the annual cash retainer in additional restricted stock units, the value of which are included in this column. Mr. Roche was elected to the Board on October 27, 2025, and thus, did not receive any portion of the annual cash retainer in 2025.

(b)	For serving as Chairperson of the Compensation Committee, Mr. Altmeyer received an additional annual fee of $20,000.
(c)	For serving as a member of the Audit Committee starting in June 2025, Ms. Dahl received an additional fee of $3,500
(d)	For serving as a member of the Corporate Governance Committee, Mr. Johnson received an additional annual fee of $5,000.
(e)	For serving as Chairperson of the Audit Committee Ms. Lowe received an additional annual fee of $25,000.
(f)
For serving as Lead Director, Mr. McEvoy received an additional annual fee of $50,000. For serving as a member of the Compensation Committee, Mr. McEvoy received an additional annual fee of $6,000. For serving as a member of the Audit Committee, Mr. McEvoy received an additional annual fee of $7,000. For serving as a member of the Corporate Governance Committee, Mr. McEvoy received an additional annual fee of $5,000.

(g)	For serving as a member of the Audit Committee, Mr. Reid received an additional annual fee of $7,000.
(h)	Mr. Roche was elected to the Board on October 27, 2025 and thus, did not receive any portion of the annual retainer in 2025.
(i)	For serving as a member of the Compensation Committee, Mr. Schwarzwaelder received an additional annual fee of $6,000.
(j)	For serving as Chairperson of the Corporate Governance Committee, Ms. Walker-Lee received an additional annual fee of $20,000.
(k)
The stock awards represent an aggregate grant date fair value computed in accordance with FASB ASC Topic 718, disregarding the effect of potential forfeitures. These amounts have been determined in accordance with FASB ASC Topic 718 by multiplying the number of restricted stock units granted by the closing price of the Common Stock on the date of grant. With the exception of Mr. Roche, who joined the Board on October 27, 2025, upon their re-election to the Board, each of our non-employee directors received an award on June 5, 2025 consisting of 371 restricted stock units in respect of which an equal number of shares of our Common Stock will be issued with an aggregate grant date fair value of $180,000. In addition, because Mr. Altmeyer, Ms. Dahl and Ms. Lowe elected to receive only $55,000 of the cash retainer for the 12-month period commencing June 5, 2025, in accordance with the directors’ compensation arrangement for 2025, each received an additional stock award consisting of 114 restricted stock units in respect of which an equal number of shares of our Common Stock will be issued with an aggregate grant date fair value of $55,000; this $55,000 fair value amount is not included in the Stock Awards column as such $55,000 is included in the column entitled Fees Earned or Paid in Cash. Mr. Roche received 158 restricted stock units on October 27, 2025, when he was first elected to the Board.

As of December 31, 2025, our non-employee directors held awards of restricted stock units entitling them to the number of shares of our Common Stock following their respective names: John W. Altmeyer – 13,337 shares; Amy E. Dahl, 678 shares; Ronald L. Johnson – 4,776 shares; Carol P. Lowe – 4,495 shares; M. Kevin McEvoy – 371 shares; Pat Roche – 158 shares; William P. Reid – 7,520 shares; Steven B. Schwarzwaelder – 371 shares; and Robin Walker-Lee – 371 shares.
Under the terms of our Director Award Program, as amended, we provide an annual cash retainer to each non-employee director of $110,000, payable quarterly, and an annual grant of a number of restricted stock units immediately following his or her election to the Board at our annual meeting of stockholders, determined by dividing $180,000 by the fair market value of a share of our Common Stock on the grant date, which restricted stock units entitle him or her to receive an equal number of our shares of Common Stock on a date which is the first, second, third, fourth or fifth anniversary of the grant date as he or she selects. A director may elect to forego one-half of his or her annual cash retainer and instead receive additional restricted stock units on the same terms as the grant of restricted stock units referred to in the preceding sentence. We believe these equity grants serve to further align our directors’ interests with the interests of our stockholders. Our Director Award Program also provides that when a director is elected to the Board for the first time other than at an annual meeting of stockholders, such director receives an award of restricted stock units with a value equal to the cash retainer payable to him or her from the date of his or her election until the next annual meeting of stockholders.
Mr. M. Kevin McEvoy, our Lead Director, was entitled to an annual fee of $50,000.
Director and Committee fees are payable quarterly in advance.
The Corporate Governance Committee annually reviews compensation and other benefits for the Company’s non-employee directors. Biannually, the committee engages Mercer to assess the competitiveness of the current compensation package for non-employee directors. Mercer compares the Company’s current program against (i) directors serving at other large public companies with experiences and skill sets similar to those of our directors and (ii) directors serving at our Comparator Companies. The Corporate Governance Committee uses the same factors used by the Compensation Committee to determine that there was no conflict of interest in using Mercer for such analysis. Such factors are set forth under “Meetings and Committees of the Board of Directors — Role of Compensation Consultants” commencing on page 12.
The terms of our Amended and Restated 2010 Incentive Plan established a limit of $425,000 on the total amount of compensation that could be payable to a non-employee Company director during a calendar year, whether in the form of cash or stock.

AUDIT COMMITTEE REPORT
The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report.
The following is the report of the Audit Committee with respect to the audited financial statements for the year ended December 31, 2025, included in EMCOR’s annual report on Form 10-K for that year.
We have reviewed and discussed such audited financial statements with management and the Company’s independent auditors, Ernst & Young LLP.
We have discussed with Ernst & Young LLP the matters required to be discussed under Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, “Communications with Audit Committees.”
We have received the written disclosures and letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence” and have discussed with Ernst & Young LLP that firm’s independence from EMCOR. The Audit Committee has also concluded that the provision to EMCOR by Ernst & Young LLP of audit and non-audit services, as described under the “Fees” table on page 54 under “Ratification of Appointment of Independent Auditors” of EMCOR’s Proxy Statement for its Annual Meeting of Stockholders to be held June 4, 2026, is compatible with the independence of Ernst & Young LLP.
Based on the review and discussions referred to above in this report, we recommended to EMCOR’s Board that the audited financial statements be included in EMCOR’s annual report on Form 10-K for the year ended December 31, 2025 for filing with the Securities and Exchange Commission.

By:	Audit Committee

Carol P. Lowe, Chairperson
Amy E. Dahl M. Kevin McEvoy
William P. Reid

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following Table sets forth as of April 7, 2026 certain information regarding beneficial ownership of our Common Stock by each person or group known by us to be a beneficial owner of more than five percent of the outstanding shares of our Common Stock.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent Owned
BlackRock, Inc. 50 Hudson Yards New York, New York 10001	3,566,461 shares(2)	8.03%
FMR LLC 245 Summer Street Boston, Massachusetts 02210	2,641,059 shares(3)	5.94%

(1)
The Vanguard Group (“Vanguard”) reported on a Schedule 13G/A filed with the Securities and Exchange Commission on October 30, 2025 that Vanguard was the beneficial owner of 5,332,636 shares of our Common Stock and had sole voting power of zero of such shares, shared voting power of 260,653 of such shares, sole dispositive power of 4,963,238 of such shares, and shared dispositive power of 369,398 of such shares. On March 26, 2026, Vanguard subsequently filed an amended Schedule 13G/A with the SEC, reporting that it no longer has, or is deemed to have, beneficial ownership over shares of our Common Stock beneficially owned by various Vanguard subsidiaries and/or business divisions due to an internal realignment on January 12, 2026. Vanguard also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with Vanguard, will report beneficial ownership separately (on a disaggregated basis).

(2)
Based on a Schedule 13G/A filed by BlackRock, Inc. with the Securities and Exchange Commission on October 17, 2025. The Schedule 13G/A discloses that BlackRock, Inc. is the beneficial owner of 3,566,461 shares of our Common Stock and has sole voting power of 3,285,617 of such shares, shared voting power of zero of such shares, sole dispositive power of 3,566,461 of such shares, and shared dispositive power of zero of such shares.

(3)
Based on a Schedule 13G filed by FMR LLC with the Securities and Exchange Commission on November 5, 2025. The Schedule 13G discloses that FMR LLC is the beneficial owner of 2,641,058.75 shares of our Common Stock, has sole voting power of 2,629,897.25 of such shares, and has sole dispositive power of 2,641,058.75 of such shares.

SECURITY OWNERSHIP OF MANAGEMENT
The following Table sets forth, as of April 7, 2026, certain information regarding the beneficial ownership of our Common Stock by (i) each of our directors and director nominees (including our Chief Executive Officer), (ii) each of our other named executive officers, and (iii) all our directors and current executive officers as a group. Except as otherwise noted, to our knowledge, each of the persons listed below has sole voting power and investment power with respect to the shares listed next to his/her name.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent
John W. Altmeyer	36,114(2)	*
Amy E. Dahl	678(2)	*
Anthony J. Guzzi	170,299(3)(4)	*
Ronald L. Johnson	5,194(2)	*
Carol P. Lowe	17,924(2)	*
M. Kevin McEvoy	13,329(2)	*
William P. Reid(5)	12,148(2)	*
Pat Roche	158(2)	*
Steven B. Schwarzwaelder	21,477(2)	*
Robin Walker-Lee	6,140(2)	*
Maxine L. Mauricio	22,476(3)	*
Jason R. Nalbandian	18,953(3)	*
All current directors and current executive officers as a group (12 persons)	324,890	0.73%

*	Represents less than 1%.
(1)	The information contained in the Table reflects “beneficial ownership” as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended.
(2)
Includes for each director the following number of shares issuable in respect of restricted stock units on certain dates as described under “Director Compensation” commencing on page 45: John W. Altmeyer — 13,341 shares; Amy E. Dahl  —  678 shares; Ronald L. Johnson — 4,776 shares; Carol P. Lowe — 4,496 shares; M. Kevin McEvoy — 371 shares; William P. Reid — 7,521 shares; Pat Roche — 158 shares; Steven B. Schwarzwaelder — 371 shares; and Robin Walker-Lee — 371 shares.

(3)
Includes in the case of Mr. Guzzi, 30,980 shares; in the case of Ms. Mauricio, 14,739 shares; and in the case of Mr. Nalbandian, 13,508 shares, which shares are to be issued in respect of restricted stock units, provided such holder remains an employee of the Company until specified dates as more fully described in the narrative immediately following the Outstanding Equity Awards at 2025 Fiscal Year-End Table commencing on page 34.

(4)	Excludes 5,790 shares owned by a trust for the benefit of Mr. Guzzi’s children, of which his wife is the trustee.
(5)	Mr. Reid is not standing for re-election due to the Director Retirement Policy described on page 6 under “Director Retirement Policy.”

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
At our Annual Meeting, nine directors are to be elected by the holders of our Common Stock to serve until our next annual meeting of stockholders and until their successors have been duly elected and qualified. To be elected as a director at the Annual Meeting, each nominee must receive a majority of the votes cast, which means that the number of votes cast “for” the nominee must exceed the number of votes cast “against” the nominee.
Information concerning the nominees for election at our Annual Meeting is set forth below. Each nominee is presently one of our directors. Mr. Reid is not standing for re-election due to the Director Retirement Policy described on page 6 under “Director Retirement Policy.”
The Board elected Pat Roche to the Board on October 27, 2025 and he became a member of the Board on that date. Mr. Roche was nominated for election to the Board following the Corporate Governance Committee’s retention of a third-party search firm to which the Company paid a fee to recommend potential candidates for election to the Board and assist the Corporate Governance Committee in its evaluation of such potential candidates. Such firm recommended Mr. Roche as a candidate for election to the Board. In addition, the Corporate Governance Committee and other Board members personally interviewed Mr. Roche, as well as other candidates, in order to evaluate their qualifications for membership on the Board. The Corporate Governance Committee evaluated and recommended Mr. Roche to our Board in accordance with our Corporate Governance Guidelines and such Committee’s Charter.
While the Board has no reason to believe that any of those named as a nominee for election to the Board will not be available as a candidate, should such a situation arise, the proxy may be voted for the election of other nominees in the discretion of the persons acting pursuant to the proxy. Each of the nominees has consented to be named in this Proxy Statement as a nominee and to serve if elected.
John W. Altmeyer, age 67. Mr. Altmeyer is the Vice Chairman of GAF, the largest roofing and waterproofing manufacturer in North America. He has held this position since January 2026, and previously served as Chief Executive Officer of GAF from January 2023 to January 2026, and as Executive Chairman of GAF Commercial Roofing from February 2021 to January 2023. Prior to joining GAF, Mr. Altmeyer served as the President and Chief Executive Officer of Carlisle Construction Materials, a division of Carlisle Companies Incorporated, from 1997 to September 2018. Carlisle Construction Materials is principally engaged in the manufacture and sale of rubber and thermoplastic roofing systems and other products with roofing applications for commercial and residential buildings. Mr. Altmeyer was a member of the Board of Directors of Berkshire Hills Bancorp from 2012 to 2015, and Tecta America from February 2019 to February 2021. He has been a member of the Board of Directors of Utz Brands, Inc. since July 2020. Utz Brands, Inc. is a manufacturer of a diverse portfolio of salty snacks. Mr. Altmeyer was elected to our Board on October 23, 2014. Having served as a senior executive in the construction materials industry for over 20 years, Mr. Altmeyer has an in-depth knowledge of industries related to the Company’s businesses.
Amy E. Dahl, age 52. From March 2023 to October 2025, Ms. Dahl served as Vice President, International Business & Strategy of The Toro Company (“Toro”). Toro (NYSE: TTC) is a leading worldwide provider of innovative solutions for the outdoor environment including turf and landscape maintenance, snow and ice management, underground utility construction, rental and specialty construction, and irrigation and outdoor lighting solutions. In her most recent role at Toro, Ms. Dahl had responsibility for an international division reaching over 125 countries and refining enterprise-wide global strategies across Toro’s businesses. She also previously held various other leadership and legal counsel roles with Toro after joining as Corporate Counsel in 2007, including serving as Vice President, General Counsel and Corporate Secretary from 2020 to 2023; Vice President, Human Resources, from 2015 to 2022; and Managing Director, Corporate Communications and Investor Relations, from 2013-2015. Ms. Dahl was elected to our Board on December 18, 2024. With a broad range of strategic, organizational, human capital, legal and operational leadership experience at a public company involved in construction and outdoor environment solutions, Ms. Dahl brings expertise and insight to the Board in mergers and acquisitions, communications, legal compliance and human resources.
Anthony J. Guzzi, age 61. Mr. Guzzi has been our President since October 2004, when he joined the Company, and he has been our Chief Executive Officer since January 2011. He served as our Chief Operating Officer from October 2004 until January 2011. From August 2001 until he joined the Company, Mr. Guzzi was President of the North American Distribution and Aftermarket Division of Carrier Corporation, a manufacturer and distributor of commercial and residential HVAC and refrigeration systems and equipment and a provider of aftermarket services and components of its own products and those of other manufacturers in both the HVAC and refrigeration industry. Mr. Guzzi is also lead director of Hubbell International, Inc. Mr. Guzzi was elected to our Board on December 15, 2009 and was elected as

Chairman of the Board on June 1, 2018. Mr. Guzzi has an extensive knowledge of our business, having served as our President since 2004 and our Chief Executive Officer since 2011, and the leadership, management and strategic vision that he has provided and continues to provide to the Company are invaluable.
Ronald L. Johnson, age 71. Since 2014, Major General Johnson (Retired) has served as Professor of the Practice at the School of Industrial and Systems Engineering at the Georgia Institute of Technology in Atlanta, Georgia (“GT”), teaching courses in design, probability and statistics, and career development. He is currently Chief of Staff and Senior Vice President for Strategic Initiatives at GT and previously held the positions of Faculty Leadership Fellow and Faculty Diversity and Inclusion Fellow and served on the Faculty Senate. From 2013 to 2015, General Johnson also served as the Managing Director and CEO of the Tennenbaum Institute of Enterprise Transformation at GT, a multidisciplinary center uniting experts in various fields to create industry-shaping business models for enterprise transformation. From 2008 to 2012, General Johnson was a Senior Vice President, Referee Operations for the National Basketball Association (“NBA”) charged with ensuring the integrity and high quality of the NBA officiating program. From 1976 to 2008, General Johnson served in the U.S. Army attaining the rank of Major General. In his last post, he was the Deputy Commanding General and Deputy Chief of Engineers for the Army with oversight of the management of 70,000 engineering soldiers and 181 Army installations worldwide, including IT security systems. He also served as a member of the Defense Advisory Committee on Women in the Service. During his service in the Army, General Johnson received many awards and three Distinguished Service Medals. Currently, General Johnson serves as a member of the Executive Advisory Council for Mission Readiness (2011 to present), Trustee Emeritus of the Board of Directors Foundation at GT (2007 to present), and Trustee of the U.S. Army War College (2018 to present). General Johnson was elected to our Board on February 23, 2021. With his distinguished service and leadership in our military, General Johnson enhances the strong leadership and service ethos at our Company which aligns with our EMCOR Values. General Johnson’s background in facilities engineering, construction and maintenance and his knowledge of the government sector, are relevant to each of our Company’s segments and his cybersecurity expertise gained during his service in the military provides leadership to the Company’s cybersecurity programs.
Carol P. Lowe, age 60. Between November 2017 and June 2021, Ms. Lowe served as Executive Vice President and Chief Financial Officer of FLIR Systems, Inc. (“FLIR”). FLIR is a world-leading designer, marketer and manufacturer of innovative sensor systems. From June 2012 through October 2017, she served as Senior Vice President and Chief Financial Officer of Sealed Air Corporation, Inc. (“Sealed Air”), a global manufacturing company operating in over 62 countries with a wide portfolio of brands. Prior to joining Sealed Air, Ms. Lowe served Carlisle Companies Incorporated (“Carlisle”) from January 2002 through June 2012 in a variety of executive roles including President of Carlisle Food Service Products, President of Trail King Industries, Inc. and Vice President and Chief Financial Officer of Carlisle. In 2021, Ms. Lowe joined the Board of Directors of Arrow Electronics, Inc., a developer of technology solutions for leading technology manufacturers and service providers (“Arrow”), and Novolex (which is not a public company), an industry leader in packaging choice, innovation and sustainability. In 2023, Ms. Lowe joined the Board of Directors of Duravant LLC (which is not a public company), a manufacturer of highly engineered equipment and integration services for food processing, packaging, and material handling. Ms. Lowe currently serves as a member of the Audit Committee of the Board of Directors of each of Arrow, Novolex and Duravant. Ms. Lowe was elected to our Board on June 1, 2017. As a CPA and Chief Financial Officer with Fortune 500 public company experience, Ms. Lowe brings to the Board invaluable financial and accounting expertise as well as a strong background in operations management and corporate governance. At FLIR, Ms. Lowe oversaw the company’s cybersecurity initiatives; therefore, she also provides cybersecurity expertise to the Board.
M. Kevin McEvoy, age 75. Mr. McEvoy has served as Chairman of the Board of Directors of Oceaneering International, Inc. (“Oceaneering”) since February 2023 and has served on Oceaneering’s Board of Directors since 2011. Oceaneering is a global oilfield provider of engineered services and products primarily to the offshore oil and gas industry. Oceaneering also serves the defense, robotics and aerospace industries, and its shares are traded on the New York Stock Exchange. Mr. McEvoy first joined Oceaneering in 1984 and held various positions at Oceaneering, including the positions of Chief Executive Officer from 2011 to 2017 and Executive Vice President and Chief Operating Officer from 2010 to 2011. Prior to that, he served in numerous operations management roles in each of Oceaneering’s business segments, including three foreign postings. Mr. McEvoy is a Vietnam era veteran, having served as an officer in the U.S. Navy from 1972 to 1976, primarily engaged in diving, salvage and submarine rescue activities. Mr. McEvoy was elected to our Board on June 2, 2016. Mr. McEvoy also holds a CERT Certificate in Cybersecurity Oversight from the Carnegie Mellon University Software Engineering Institute and the National Association of Corporate Directors. Our Board elected him to the position of independent Lead Director on June 1, 2018. Mr. McEvoy has a broad knowledge of the engineering, construction, oil and gas, and U.S. government services industries. Having served as the Chief Executive Officer of a publicly traded company focused on operations and services, he offers the Company valuable perspective and guidance in the areas of finance, governance, operations, construction, government contracting, cybersecurity and other essential disciplines.
Pat Roche, age 62. Mr. Roche is currently President and Chief Executive Officer of Moog Inc. (“Moog”), a publicly traded, leading worldwide designer, manufacturer and systems integrator of high-performance precision motion and fluid controls and control systems. He also serves on the Board of Directors of Moog. Mr. Roche has served as CEO of Moog since 2023, and was Executive Vice President and Chief Operating Officer of Moog from 2021 to 2023. He previously held various leadership positions at Moog, including Vice President and President of the Industrial Systems Group. Mr. Roche received a Bachelor of Engineering, Master of Engineering Science and MBA degrees from the University College Cork, Ireland and completed the Advanced Management Program at Harvard Business School. Mr. Roche is a Chartered Engineer and Fellow of Engineers, Ireland. Mr. Roche was elected to our Board on October 27, 2025. In light of his role as a Chief Executive Officer of a publicly traded company, he provides the Company with valuable perspective and guidance in the areas of finance, sustainability, operations and other key areas.
Steven B. Schwarzwaelder, age 71. Mr. Schwarzwaelder was a Director at McKinsey & Company (“McKinsey”) and consulted largely with global industrial corporations during his 27 years with the firm from August 1980 through March 2007. As a Director, he also served as an elected member of McKinsey’s Shareholders’ Council from 2000 through 2006, an appointed member of the Managing Directors’ 5-person Advisory Committee and had oversight responsibility for McKinsey’s global functional practices (Strategy, Operations, Corporate Finance, Marketing & Sales, Organization, and Business Technology). From March 2011 through June 2019, Mr. Schwarzwaelder served on the Board of Trustees of Cardinal Logistics Holdings; from October 2011 through March 2014, he served on the Board of Directors of Dana Corporation; from November 2011 to June 2016, he served on the Board of Directors of Nexeo Solutions; and from December 2017 through September 2025, he served on the Board of Directors of MW Industries, Inc. He was also a Senior Advisor to TeleTracking, a leading provider of operational systems to healthcare providers, from January 2013 through June 2022; to Centerbridge Capital from November 2013 through December 2014; and to TPG from March 2011 through June 2016. Mr. Schwarzwaelder was elected to our Board on October 29, 2015. With over 27 years of experience at McKinsey and as a director of both public and private companies, Mr. Schwarzwaelder has a deep and extensive background in corporate governance, strategy, operations, mergers and acquisitions, sales and marketing, and large-scale performance improvement programs.
Robin Walker-Lee, age 72. Ms. Walker-Lee served as Executive Vice President, General Counsel and Secretary of TRW Automotive Holdings (“TRW”), a large, global automotive supplier, from February 2010 to May 2015. Prior to joining TRW, Ms. Walker-Lee held a number of leadership positions at General Motors (“GM”), a multinational automotive manufacturing corporation, including Assistant General Counsel — Operations from 2008 to 2010, and Regional General Counsel and Vice President of Public Policy for GM Latin America, Africa and the Middle East from 2002 to 2008. Ms. Walker-Lee currently serves on the Board of Directors of Regal Rexnord Corporation (“Regal”), which resulted from the merger of Regal Beloit Corp. with the Process and Motion Control business of Rexnord Corp., where Ms. Walker-Lee served as a Board member from 2015 to 2021. Regal (NYSE: RRX) is a global leader in the engineering and manufacturing of electric motors and controls, and power transmission products. She currently serves as the Chairperson of the Corporate Governance, Sustainability and Director Affairs Committee of Regal. Ms. Walker-Lee was elected to our Board on December 13, 2018. Ms. Walker-Lee provides the Company with significant operational expertise in the manufacturing and industrial sector where the Company has a significant and expanding presence. She also has extensive experience in compliance, regulatory matters, sustainability, mergers & acquisitions, and governance.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors recommends a vote “FOR” the election of each of the above nominees.

PROPOSAL NO. 2 — NON-BINDING ADVISORY VOTE ON NAMED
EXECUTIVE OFFICER COMPENSATION
The following resolution gives our stockholders the opportunity to vote to approve or not approve, on a non-binding advisory basis, the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as disclosed in the “Compensation Discussion and Analysis,” executive compensation tables, and accompanying narrative disclosures in this Proxy Statement. We are providing this vote as required by Section 14A of the Securities Exchange Act of 1934, as amended.
As discussed previously in the Compensation Discussion and Analysis Section beginning on page 16, the objectives of our compensation program for our named executive officers are to attract, retain, and motivate key executives with skills necessary to assure our long-term success. Broadly stated, the purpose of the key components of the program that are geared to both our short-term and long-term performance insofar as they relate to named executive officers are:
•	to reward named executive officers’ expertise and experience;
•
to reward named executive officers’ performance in a way that strongly links pay and performance and achieves our (1) short-term goals (an Annual Incentive Program based upon (a) the ratio of our positive operating cash flow to our operating income, and (b) diluted earnings per share from continuing operations) and (2) long-term goals (a Long Term Incentive Plan comprised of an equity grant cliff-vesting after three years and a cash component based upon a three-year diluted earnings per share measurement period); and

•	to align named executive officers’ compensation with the interests of our stockholders by paying a meaningful portion of incentive awards in equity.
Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of EMCOR Group, Inc. (“EMCOR”) approve, on an advisory basis, the compensation of EMCOR’s named executive officers, as described in the “Compensation Discussion and Analysis,” executive compensation tables, and accompanying narrative disclosures in EMCOR’s proxy statement for the 2026 Annual Meeting of Stockholders.”
While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board of Directors or its Compensation Committee. Our Board and its Compensation Committee value the opinions of our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers. The Board expects to continue to hold an advisory vote on our named executive officers’ compensation annually, with the next vote to occur at the 2027 Annual Meeting of Stockholders.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors recommends a vote “FOR” the adoption of the above resolution indicating approval of the compensation of our named executive officers.

PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee, which is comprised entirely of independent directors, has appointed Ernst & Young LLP, certified public accountants, as our independent auditors for 2026, subject to ratification by stockholders, and presents this selection to stockholders for ratification. Ernst & Young LLP has acted as our independent auditors since May 15, 2002. Representatives of Ernst & Young LLP are expected to be present at our Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.
Fees
The aggregate fees for professional services rendered to the Company by Ernst & Young LLP for the years ended December 31, 2025 and 2024 were as follows:

	Fee Amount
Services Provided	2025	2024
Audit Fees(1)	$6,206,205	$6,080,760
Audit Related Fees(2)	199,000	141,000
Tax Fees(3)	12,552	85,458
All Other Fees	—	—
Total	$6,417,757	$6,307,218

(1)
Fees in connection with the annual audit of the Company’s annual financial statements, including attestation on the Company’s internal control over financial reporting, reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, and statutory audits.

(2)	Fees rendered for employee benefit plan audits and pre-implementation review services for accounting system conversions.
(3)	Fees for services related to tax planning and compliance, including consulting services.
Audit Committee Pre-Approval Procedures
The 2025 and 2024 audit and non-audit services provided by Ernst & Young LLP were approved by the Audit Committee. The non-audit services were also reviewed by the Audit Committee to ensure compatibility with maintaining the auditors’ independence.
The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the types of services to be provided by Ernst & Young LLP and the estimated fees related to those services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditors. The services and fees must be deemed compatible with the maintenance of the auditors’ independence, including compliance with the rules and regulations of the Securities and Exchange Commission. The Chairperson of the Audit Committee may pre-approve permissible services that arise between Audit Committee meetings provided that the decision to pre-approve the services is reported at the next scheduled Audit Committee meeting.
Selection and Retention of the Independent Auditors
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditors. Each year, the Audit Committee evaluates the performance of our independent auditors (including senior audit engagement team members), negotiates and approves the fees proposed by the independent auditors, and determines whether to reengage the current firm or consider other certified public accounting firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided and the audit team providing such services, capabilities and technical expertise, knowledge of our operations and industry, and the effectiveness of their communications in providing value-added advice, insights and candid feedback on risks, controls and compliance matters. The Audit Committee also considers the impact of changing firms when assessing whether to retain the current independent auditors.

ADOPTION OF PROPOSAL NO. 3
We believe that the best interests of the Company and our stockholders will be served by the approval of Proposal No. 3. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different certified public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.
Approval of Proposal No. 3 requires the affirmative vote of a majority of the votes cast at the Annual Meeting or represented by proxy at the Annual Meeting.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors recommends a vote “FOR” the ratification of Ernst & Young LLP as the Company’s independent auditors for 2026.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and named executive officers, persons who own more than 10% of a registered class of our equity securities, and certain other persons with respect to the registrant, to file initial reports of ownership and reports of change in ownership of our Common Stock and other equity securities with the Securities and Exchange Commission and to furnish copies of such statements to us.
Due to an administrative error by the Company, two Form 4s for Mr. Robert P. Lind, the Company’s Vice President and Controller, were filed late. Such Form 4s reported: (a) the surrender of shares of Common Stock by Mr. Lind to the Company for purposes of satisfying tax withholding requirements in connection with the issuance of shares of Common Stock upon the vesting of certain restricted stock units, and (b) the automatic sale of fractional shares by our transfer agent. Such transactions were reported in a Form 4 on January 5, 2026.

OTHER MATTERS
2026 Annual Meeting Omitted Shareholder proposal. The Company may receive shareholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, that it excludes from its proxy materials if the Company believes it has a reasonable basis for such exclusion based on the provisions of Rule 14a-8, prior published SEC guidance or judicial decisions.
For the 2026 Annual Meeting, the Company received a shareholder proposal pursuant to Rule 14a-8 that it has excluded from this Proxy Statement and the form of proxy. On December 4, 2025, the Company received a shareholder proposal pursuant to Rule 14a-8 from John Chevedden titled “Avoid Brand Damage due to Corporate Political Spending,” requesting that the Company report on certain information related to direct and indirect political contributions and the policies and procedures governing such contributions. The same proponent had submitted a substantially similar proposal for the 2025 Annual Meeting and, after the Company submitted a no-action request to the SEC, the proponent withdrew the 2025 proposal. On January 15, 2026, counsel, on behalf of the Company, notified the Staff of the Division of Corporate Finance (“Staff”) of the SEC that the Company intended to exclude the proposal from its proxy materials for the 2026 Annual Meeting pursuant to (1) Rule 14a-8(i)(5) because the proposal relates to operations that account for less than five percent of the Company’s total assets at the end of its most recent fiscal year and for less than five percent of its net earnings and gross sales for its most recent fiscal year, and the subject matter of the proposal is not otherwise significantly related to the Company’s business; and (2) Rule 14a-8(i)(l0) because the Company has substantially implemented the proposal. With respect to Rule 14a-8(i)(5), the Company’s total assets, revenues, and net income attributable to the Company for the fiscal year ended December 31, 2024 (the most recently ended fiscal year for which data was publicly available at the time of the notice to the Staff) were approximately $7.7 billion (total assets), $14.6 billion (revenues) and $1.0 billion (net income attributable to the Company), respectively. During fiscal year 2024, the Company made (1) no direct political contributions and (2) no expenditures that the Company considered indirect political contributions. The Company has made payments to various business and industry organizations (“Trade Associations”), and while some of those Trade Associations may engage in political activity, the Company maintains membership in such Trade Associations for non-political purposes such as training and industry dialogue. In any case, during fiscal year 2024, Company payments to Trade Associations represented less than 0.1% of the Company’s revenues and total assets and less than 1% of net income attributable to the Company. Accordingly, even if such payments were deemed indirect political contributions, the payments fall far below the five percent threshold for economic significance. In addition, (1) the Company made no direct political contributions during 2025, and (2) payments to Trade Associations during 2025 were well below the five percent threshold for economic significance, with the Company’s payments to Trade Associations once again less than 0.1% of the Company’s revenues and total assets and less than 1% of net income attributable to the Company. The Company’s total assets, revenues, and net income attributable to the Company for the fiscal year ended December 31, 2025 (such data has since been made publicly available) were approximately $9.3 billion (total assets), $17.0 billion (revenues) and $1.3 billion (net income attributable to the Company), respectively. With respect to Rule 14a-8(i)(10), the Company has substantially implemented the proposal because the Company’s Code of Business Conduct and Ethics implements a broad prohibition on political contributions, without exception, applicable to all employees of the Company. On January 30, 2026, the Staff notified the Company that, based solely on the Company’s representation, it would not object if the Company excluded the proposal from its proxy materials.
2027 Annual Meeting Stockholder Proposals. Stockholders’ proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by us at our headquarters in Norwalk, Connecticut on or before December 22, 2026 in order to be eligible for inclusion in next year’s proxy statement.
Our By-Laws set forth advance notice provisions and procedures to be followed by stockholders who wish to bring business before an annual meeting of stockholders or who wish to nominate candidates for election to the Board.
A stockholder may propose business to be included in the agenda of an annual meeting only if written notice of such stockholder’s intent is given to our Corporate Secretary:
•	not earlier than 120 days nor later than 90 days in advance of the anniversary of the date of the immediately preceding annual meeting; or
•
if the date of the annual meeting occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting, not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting and (b) the tenth day following the date on which a public announcement of the date of such meeting is first made.

Each such notice must set forth certain background and other information specified in the By-Laws, including a description of the proposed business, the reasons for conducting such business at the annual meeting, and certain information related to such stockholders’ beneficial ownership of our securities.
A stockholder may nominate candidates for election to the Board at an annual meeting only if written notice of such stockholder’s intent to make such nomination is given to our Corporate Secretary:
•	not earlier than 120 days nor later than 90 days in advance of the anniversary of the date of the immediately preceding annual meeting; or
•
if the date of the annual meeting occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting, not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting and (b) the tenth day following the date on which a public announcement of the date of such meeting is first made.

Each such notice must set forth certain background and other information specified in our By-Laws, including a statement as to whether such stockholder intends to solicit proxies or votes from stockholders in support of such nomination in accordance with Rule 14a-19 under the Exchange Act. Any shareholder that intends to solicit proxies in support of a director nominee other than our Board’s nominees also must comply with Rule 14a-19 under the Exchange Act.
Our 2025 Annual Meeting of Stockholders is to be held on June 4, 2026 and, accordingly, with respect to our 2027 Annual Meeting of Stockholders, such notices must be received no earlier than February 4, 2027 or later than March 6, 2027.
The time limits described above also apply in determining whether notice is timely for purposes of Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, as amended, relating to exercise of discretionary voting authority, and are separate from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet to have a proposal included in our proxy statement.
Our proxy access by-law permits a stockholder (or a group of up to 25 stockholders) owning 3% or more of the Company’s outstanding Common Stock continuously for at least three years to nominate and include in the Company’s proxy statement director candidates to our Board, provided that the number of director candidates so nominated may not exceed 25% of the number of directors then serving on the Board and if such amount is not a whole number the limit on the number of directors so nominated shall be the closest whole number below 25%, but not less than two. Such nominations are subject to certain eligibility, procedural, and disclosure requirements, including the requirement that the Company must receive notice of such nominations no earlier than 150 calendar days and no later than 120 calendar days prior to the anniversary date of the release of the prior year’s annual proxy materials.
For the 2027 Annual Meeting of Stockholders, notice of a proxy access nomination must be received at the address provided below no earlier than November 22, 2026 and no later than December 22, 2026.

OTHER INFORMATION
We will bear the cost of soliciting proxies, including the cost of preparing and distributing this Proxy Statement and the enclosed form of proxy. We expect to solicit proxies primarily by mail. Proxies also may be solicited personally and by telephone by some of our officers and regular employees. We have retained D.F. King & Co., Inc. for solicitation of all brokers and nominees for a fee of $14,000, plus customary out-of-pocket expenses. We may reimburse brokers and other nominees for their expenses in communicating with the persons for whom they hold Common Stock.
The Board is aware of no other matters that are to be presented to stockholders for formal action at our Annual Meeting. If, however, any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matters.
Upon the written request of any stockholder of record on April 7, 2026, a copy of our annual report on Form 10-K for the year ended December 31, 2025 (excluding exhibits) as filed with the Securities and Exchange Commission will be supplied without charge. Requests should be directed to Maxine L. Mauricio, Corporate Secretary, EMCOR Group, Inc., 301 Merritt Seven, 6th Floor, Norwalk, Connecticut 06851.

BY ORDER OF THE BOARD OF DIRECTORS

MAXINE L. MAURICIO

Corporate Secretary

April 21, 2026

Exhibit A
EMCOR GROUP, INC.
STANDARDS FOR DETERMINING DIRECTOR INDEPENDENCE
It is the policy of the Board of Directors that a substantial majority of Directors be independent of the Company and of the Company’s management. For a Director to be deemed “independent,” the Board shall affirmatively determine that the Director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an entity that has a relationship with the Company). This determination shall be disclosed in the proxy statement for each annual meeting of the Company’s stockholders. In making this determination, the Board shall apply the following standards:
•	A Director who is an employee, or whose immediate family member is an executive officer, of the Company shall not be deemed independent until three years after the end of such employment relationship.
•
A Director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), shall not be deemed independent until three years after he or she ceases to receive more than $100,000 in such compensation.

•
A Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company shall not be deemed independent until three years after the end of the affiliation or the employment or auditing relationship.

•
A Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s current executive officers serve on that company’s compensation committee shall not be deemed independent until three years after the end of such service or the employment relationship.

•
A Director who is a significant equity holder, an executive officer, general partner, or employee, or whose immediate family member is a significant equity holder, an executive officer or general partner, of any entity that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year of such entity, exceeds 2% of such other entity’s consolidated gross revenues, shall not be deemed independent until three years after falling below such threshold.

•
A Director who is a significant equity holder, an executive officer, general partner or employee, or whose immediate family member is a significant equity holder, an executive officer or general partner, of an entity to which the Company was indebted at the end of the Company’s fiscal year in an aggregate amount in excess of 2% of the Company’s total consolidated assets at the end of such fiscal year, shall not be deemed independent until three years after falling below such threshold.

•
A Director who is a significant equity holder, an executive officer, general partner or employee, or whose immediate family member is a significant equity holder, an executive officer or partner, of an entity which was indebted to the Company at the end of such entity’s fiscal year in an aggregate amount in excess of 2% of such entity’s total consolidated assets at the end of such fiscal year, shall not be deemed independent until three years after falling below such threshold.

•
A Director who is, or whose immediate family member is, an executive officer (or who serves in a comparable position) of a tax-exempt entity that receives significant contributions (i.e. more than $200,000 or more than 2% of the annual contributions received by the entity in a single fiscal year of the tax-exempt entity, whichever amount is lower) from the Company, any executive officer or any immediate family member of an executive officer shall not be deemed independent until three years after falling below such threshold, unless such contributions were approved in advance by the Board of Directors.

A-1

For purposes of these Guidelines, the term:
•
“immediate family” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.

•	“Company” includes any parent or subsidiary in a consolidated group with the Company.
•	“significant” equity holder of an entity means a holder of 10% or more of such entity’s equity.
The Board shall undertake an annual review of the independence of all non-employee Directors. In advance of the meeting at which this review occurs, each non-employee Director shall be asked to provide the Board with full information regarding the Director’s business and other relationships with the Company to enable the Board to evaluate the Director’s independence.
Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships between, on the one hand, Directors or members of their immediate family, and, on the other hand, the Company.
A-2

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 3, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 3, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93870-P49305

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EMCOR GROUP, INC.

The Board of Directors recommends you vote FOR each director nominee:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. John W. Altmeyer	☐	☐	☐
1b. Amy E. Dahl	☐	☐	☐
1c. Anthony J. Guzzi	☐	☐	☐
1d. Ronald L. Johnson	☐	☐	☐
1e. Carol P. Lowe	☐	☐	☐
1f. M. Kevin McEvoy	☐	☐	☐
1g. Pat Roche	☐	☐	☐
1h. Steven B. Schwarzwaelder	☐	☐	☐
1i. Robin Walker-Lee	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2:	**For**	**Against**	**Abstain**
2. Approval, by non-binding advisory vote, of named executive officer compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 3:	**For**	**Against**	**Abstain**
3. Ratification of the appointment of Ernst & Young LLP as independent auditors for 2026.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V93871-P49305

EMCOR GROUP, INC.
Annual Meeting of Stockholders to be held on June 4, 2026
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Anthony J. Guzzi, Maxine L. Mauricio, and Jason R. Nalbandian, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated on the reverse side of this proxy, all of the shares of Common Stock of EMCOR Group, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 A.M. Eastern Time on June 4, 2026 at 301 Merritt Seven, Norwalk, Connecticut 06851, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side